Exhibit 10.4
NINTH AMENDED AND RESTATED
SYSCO CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
Effective June 27, 2009

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NINYH AMENDED AND RESTATED
SYSCO CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
          WHEREAS, Sysco Corporation (“Sysco”) established the Sysco Corporation Supplemental Executive Retirement Plan (the “SERP”), originally effective July 3, 1988, to provide certain highly compensated management personnel a supplement to their retirement pay so as to retain their loyalty and to offer them a further incentive to maintain and increase their standard of performance;
          WHEREAS, Sysco’s Board of Directors (the “Board of Directors”) amended and restated the SERP pursuant to that certain Eighth Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan (the “Current Plan”), effective generally as of June 28, 2008, which, among other things adopted the Sysco Corporation MIP Retirement Program, effective as of June 29, 2008, which is attached as Appendix I to the Current Plan (the “Current Program”);
          WHEREAS, pursuant to Section 10.1 of the Current Plan, the Board of Directors, the Committee or their designees may amend the Current Plan and Current Program by an instrument in writing; and
          WHEREAS, the Committee has determined that it is in the best interests of Sysco and its stockholders to amend and restate the Current Plan to (i) incorporate such changes as are necessary to address the adoption of the Sysco Corporation Canadian Executive Capital Accumulation Plan (“CECAP”) in order to avoid the duplication of benefits for executives who participate in both the SERP and CECAP; (ii) clarify the order in which the parachute payment cutback provisions will apply to the SERP following the adoption of CECAP in the event of a change of control of Sysco; (iii) clarify the definition of the bonus that may be included in the calculation of a participant’s eligible earnings under the SERP; (iv) clarify certain administrative procedures to ease administration of the Plan and ensure compliance with Section 409A of the Code; and (v) amend and restate the Current Program as provided therein.
          NOW, THEREFORE, Sysco hereby adopts the Ninth Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan, effective as of June 27, 2009, as follows:

ARTICLE I
DEFINITIONS
     1.1 401(k) Plan. “401(k) Plan” means the Sysco Corporation Employees 401(k) Plan, a defined contribution plan qualified under Section 401(a) of the Code any U.S. tax-qualified defined contribution plan successor thereto and any other such plan sponsored by Sysco or a Subsidiary.
     1.2 Active Participant. “Active Participant” means a Participant in the employ of the Company who is not a Frozen Participant.
     1.3 Actuarial Equivalence or Actuarially Equivalent. “Actuarial Equivalence” shall be determined on the basis of the mortality and interest rate assumptions used in computing annuity benefits under the Pension Plan. If there is no Pension Plan in effect at the time any such determination is made, the actuarial assumptions to be used shall be selected by an actuarial firm chosen by the Committee. Such actuarial firm shall select such actuarial assumptions as would be appropriate for the Pension Plan if the Pension Plan remained in existence with its last participant census. “Actuarially Equivalent” means equality in value of the aggregate amounts expected to be received under different forms of payment based on the mortality and interest rate assumptions specified for purposes of Actuarial Equivalence.
     1.4 Affiliate. “Affiliate” means any entity with respect to which Sysco beneficially owns, directly or indirectly, at least 50% of the total voting power of the interests of such entity and at least 50% of the total value of the interests of such entity.
     1.5 Annuity. “Annuity” means a monthly annuity for the life of the Participant with a ten (10) year certain period. Except as provided in Section 4.6, a Participant’s Vested Accrued Benefit and Retirement Benefit are expressed in the form of an Annuity.
     1.6 Beneficiary. “Beneficiary” means a person or entity designated by the Participant under the terms of this Plan to receive any amounts distributed under the Plan upon the death of the Participant.
     1.7 Benefit Commencement Date. “Benefit Commencement Date” means the first date the Participant’s benefits are payable under Section 4.5, without regard to any delay under either Section 4.8 or 4.9.
     1.8 Benefit Limit. “Benefit Limit” shall have the meaning set forth in Section 4.1(l).
     1.9 Benefit Service. “Benefit Service” shall have the meaning set forth in Section 4.1(d).
     1.10 Board of Directors. “Board of Directors” means the Board of Directors of Sysco.
     1.11 Canada/Quebec Pension Plan Offset. “Canada/Quebec Pension Plan Offset” shall have the meaning set forth in Section 4.1(j).

1.12 Change of Control. “Change of Control” means the occurrence of one or more of the following events:
          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Act) of 20% or more of either (i) the then-outstanding shares of Sysco common stock (the “Outstanding Sysco Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of Sysco entitled to vote generally in the election of directors (the “Outstanding Sysco Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from Sysco, (2) any acquisition by Sysco, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Sysco or any Affiliate, or (4) any acquisition by any corporation; pursuant to a transaction that complies with Sections (c)(i), (c)(ii) and (c)(iii), below;
          (b) Individuals who, as of July 1, 2009, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to July 1, 2009 whose election, or nomination for election by Sysco’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;
          (c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Sysco or any of its Affiliates, a sale or other disposition of all or substantially all of the assets of Sysco, or the acquisition of assets or stock of another entity by Sysco or any of its Affiliates (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Sysco Common Stock and the Outstanding Sysco Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns Sysco or all or substantially all of Sysco’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Sysco Common Stock and the Outstanding Sysco Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Sysco or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or
          (d) Approval by the stockholders of Sysco of a complete liquidation or dissolution of Sysco.
     1.13 Change of Control Period. “Change of Control Period” shall have the meaning set forth in Section 7.3(d).
     1.14 Code. “Code” means the Internal Revenue Code of 1986, as amended.
     1.15 Committee. “Committee” means the committee administering this Plan (including the Program).
     1.16 Company. “Company” means Sysco and any Subsidiary other than a Non-Participating Subsidiary.
     1.17 Current Plan. “Current Plan” shall have the meaning set forth in the Recitals.
     1.18 Death Benefit Eligible Earnings. “Death Benefit Eligible Earnings” shall have the meaning set forth in Section 6.2(a)(ii).
     1.19 Defined Benefit Offset. “Defined Benefit Offset” shall have the meaning set forth in Section 4.1(g).
     1.20 Defined Contribution Offset. “Defined Contribution Offset” shall have the meaning set forth in Section 4.1(h).
     1.21 Determination Date. “Determination Date” means the date as of which a Participant’s Vested Accrued Benefit is calculated. The Determination Date for determining a Participant’s Retirement Benefit under Article IV shall be the date of the Participant’s Retirement or Vested Separation.
     1.22 Early Payment Criteria. “Early Payment Criteria” shall have the meaning set forth in Section 4.5(b).
     1.23 EDCP. “EDCP” means the Sysco Corporation Executive Deferred Compensation Plan, as it may be amended from time to time, and any successor plan thereto.
     1.24 Eligible Earnings. “Eligible Earnings” shall have the meaning set forth in Section 4.1(a).
     1.25 ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     1.26 For Cause Event. “For Cause Event” shall have the meaning set forth in Section 7.3.
     1.27 Frozen Participant. “Frozen Participant” shall have the meaning set forth in Section 2.2.

     1.28 High-Five Average Compensation as of June 28, 2008. “High-Five Average Compensation as of June 28, 2008” shall have the meaning set forth in Section 4.1(c).
     1.29 Joint and Survivor Annuity. “Joint and Survivor Annuity” means a joint and two-thirds survivor monthly annuity with a ten (10) year certain period that is the Actuarial Equivalent of an Annuity. This annuity is payable during the joint lives of the Participant and his spouse, and a monthly annuity shall continue for the life of the survivor in an amount equal to two-thirds of the monthly amount provided during their joint lives. Notwithstanding the above, during the ten (10) year certain period, there shall be no reduction in the amount of such payment regardless of the death of either or both the Participant and his spouse.
     1.30 Minimum Vested Accrued Benefit. “Minimum Vested Accrued Benefit” shall have the meaning set forth in Section 10.2.
     1.31 Management Incentive Plan or MIP. “Management Incentive Plan” or “MIP” means the Sysco Corporation 1995 Management Incentive Plan, the Sysco Corporation 2000 Management Incentive Plan and the Sysco Corporation 2005 Management Incentive Plan, as each may be amended, and any successor plans.
     1.32 MIP Participation. “MIP Participation” refers to an individual’s periods of participation in the MIP. Non-continuous periods of MIP Participation (e.g., as a result of a termination and subsequent reemployment) shall be added together. A Participant’s years of MIP Participation shall mean the number of full years of such eligible periods of participation determined on an elapsed time basis.
     1.33 Non-Participating Subsidiary. “Non-Participating Subsidiary” means a Subsidiary that has not adopted this Plan pursuant to Article IX.
     1.34 Officer Ranking. “Officer Ranking” shall have the meaning set forth in Section 2.1(b).
     1.35 Offset Amount. “Offset Amount” shall have the meaning set forth in Section 4.1(f).
     1.36 Participant. “Participant” means an employee of a Company who is eligible for and is participating in this Plan, and any other current or former employee of Sysco and its Subsidiaries who is entitled to a benefit under this Plan. Unless otherwise specified herein, references to a Participant or Participants shall include both Active Participants and Frozen Participants.
     1.37 Pension Plan. “Pension Plan” means the Sysco Corporation Retirement Plan, a defined benefit plan qualified under Section 401(a) of the Code, as amended from time to time and any U.S. tax-qualified defined benefit pension plan successor thereto.
     1.38 Plan. “Plan” means the Ninth Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan, as it may be amended from time to time. Unless otherwise specified herein, references to “the Plan” or “this Plan” herein shall refer to the Supplemental Executive Retirement Plan only and not the Program.

     1.39 Plan Year. “Plan Year” means the period that coincides with the fiscal year of Sysco. Sysco has a 52/53 week fiscal year beginning on the Sunday next following the Saturday closest to June 30th of each calendar year.
     1.40 Program. “Program” means the First Amended and Restated Sysco Corporation MIP Retirement Program the non-qualified deferred compensation plan that is set forth in Appendix I to this Plan, and which covers individuals who first become MIP participants after June 28, 2008, but who do not satisfy the eligibility requirements for participation in this Plan, as set forth in Section 2.1. The Committee in its sole discretion may exclude any MIP participant from participation in the Program.
     1.41 Protected Benefit and Protected Participant. A “Protected Benefit”, as determined under Sections 4.2(b) and 4.3(b), is a benefit which is only applicable to a Protected Participant. A “Protected Participant” is an individual who, as of July 3, 2005, was an Active Participant who was (a) at least age sixty (60) or (b) at least age fifty-five (55) and had at least ten (10) years of MIP Participation.
     1.42 Retired Participant. “Retired Participant” shall have the meaning set forth in Section 6.1(c).
     1.43 Retirement. “Retirement” means the Participant’s Separation from Service from Sysco or its Subsidiaries other than for death, provided that at the time of such Separation from Service, the Participant is at least age fifty-five (55) and has a Vested Accrued Benefit.
     1.44 Retirement Benefit. “Retirement Benefit” means the benefit paid to a Participant at the time and in the amount set forth in Article IV as a result of a Participant’s Retirement or Vested Separation.
     1.45 Section 409A. “Section 409A” means Section 409A of the Code and any other guidance promulgated thereunder.
     1.46 Securities Act. “Securities Act” means the Securities Exchange Act of 1934, as amended from time to time.
     1.47 Separation from Service. “Separation from Service” means a “separation from service” within the meaning of Section 409A. A Participant shall have experienced a “separation from service” for purposes of Section 409A as a result of a termination of employment if the level of bona fide services performed by the Participant for Sysco or a Subsidiary decreases to a level equal to twenty-five percent (25%) or less of the average level of service performed by the Participant for the immediately preceding thirty-six (36) month period, taking into account any periods of performance excluded under Section 409A.
     1.48 Service Factor. “Service Factor” shall have the meaning set forth in Section 4.1(e).
     1.49 Social Security Offset. “Social Security Offset” shall have the meaning set forth in Section 4.1(i).

     1.50 Specified Employee. “Specified Employee” means a “specified employee” as defined in Section 409A (a)(2)(B)(i) of the Code. By way of clarification, a “specified employee” means a “key employee” (as defined in Section 416(i) of the Code, disregarding Section 416(i)(5) of the Code) of the Company. A Participant shall be treated as a key employee if he meets the requirements of Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the Treasury Regulations thereunder and disregarding Section 416(i)(5) of the Code) at any time during the twelve (12) month period ending on an Identification Date (as defined below). If a Participant is a key employee as of an Identification Date, he shall be treated as a Specified Employee for the twelve (12) month period beginning on the first day of the fourth month following such Identification Date. For purposes of any Specified Employee determination hereunder, the “Identification Date” shall mean December 31. The Committee may in its discretion amend the Plan to change the Identification Date, provided that any change to the Plan’s Identification Date shall not take effect for at least twelve (12) months after the date of the Plan amendment authorizing such change.
     1.51 Subsidiary. “Subsidiary” means (a) any corporation which is a member of a “controlled group of corporations” which includes Sysco, as defined in Section 414(b) of the Code, (b) any trade or business under “common control” with Sysco, as defined in Section 414(c) of the Code, (c) any organization which is a member of an “affiliated service group” which includes Sysco, as defined in Section 414(m) of the Code, (d) any other entity required to be aggregated with Sysco pursuant to Section 414(o) of the Code, and (e) any other organization or employment location designated as a “Subsidiary” by resolution of the Board of Directors.
     1.52 Sysco. “Sysco” means Sysco Corporation, the sponsor of this Plan (including the Program).
     1.53 Supplemental Plan(s). “Supplemental Plan(s)” means any non-qualified deferred compensation arrangement sponsored by Sysco or any Subsidiary (or any company for which the Participant worked that was acquired by Sysco or a Subsidiary) and approved by the Committee, other than the Program, that is an offset under the Plan’s benefit formula. All such plans shall be listed on Exhibit A, attached hereto.
     1.54 Ten-Year Final Average Compensation. “Ten-Year Final Average Compensation” shall have the meaning set forth in Section 4.1(b).
     1.55 Total Payments. “Total Payments” means all payments or benefits received or to be received by a Participant in connection with a “change of control” (within the meaning of Section 280G of the Code) of Sysco under the terms of this Plan, the Program, any Supplemental Plan(s) or the EDCP, and in connection with a change of control of Sysco under the terms of any stock option plan or any other plan, arrangement or agreement with the Company, its successors, any person whose actions result in a change of control or any person affiliated with the Company or who as a result of the completion of transactions causing a change of control become affiliated with the Company within the meaning of Section 1504 of the Code, taken collectively.
     1.56 Vested Accrued Benefit. “Vested Accrued Benefit” shall have the meaning set forth in Article IV.
     1.57 Vested Percentage. “Vested Percentage” shall have the meaning set forth in Article III.

     1.58 Vested Separated Participant. “Vested Separated Participant” shall have the meaning set forth in Section 6.1(a).
     1.59 Vested Separation. “Vested Separation” means the Participant’s Separation from Service from Sysco or its Subsidiaries, other than upon Retirement or death, if, at the time of the Separation from Service the Participant has a Vested Accrued Benefit.
     1.60 Vesting Service. “Vesting Service” means service with Sysco and its Subsidiaries for which the Participant or Frozen Participant is awarded “credited service” under the Pension Plan for vesting purposes or would have been awarded credited service under the Pension Plan for vesting purposes if the Participant were covered under the Pension Plan; provided however, any service before the later of the first date of hire by the Company or the date of acquisition by Sysco or a Subsidiary for which the Participant then worked shall not be included in calculating the Participant’s Vesting Service.

ARTICLE II
ELIGIBILITY & CONTINUED PARTICIPATION
     2.1 Initial Eligibility. Unless otherwise determined by the Committee in its sole discretion, eligibility to participate in the Plan shall be determined as follows:
          (a) A Company employee who was a Participant in the Plan on or before June 28, 2008 is eligible.
          (b) A Company employee who first becomes a MIP participant after June 28, 2008 and holds an “Officer Ranking” (as described below) shall be eligible to participate in the Plan, but only if the Committee affirmatively selects such individual as eligible for the Plan. A person has an Officer Ranking if he holds one of the following positions: (i) with respect to Sysco, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Executive Vice President or Senior Vice President (including Senior Vice Presidents of Operations) or an officer of equivalent or higher rank who is selected by the Board of Directors; or (ii) the Chief Executive Officer of one or more Subsidiaries.
     2.2 Frozen Participation. An Active Participant shall have his participation frozen (a “Frozen Participant”) as of the earliest of the date he (a) ceases to be a MIP participant, (b) with respect to a Participant who is eligible to participate by reason of Section 2.1(b), unless otherwise determined by the Committee, such Participant ceases to hold an Officer Ranking, or (c) transfers from the Company to a Non-Participating Subsidiary. Article V sets forth special rules that apply to Frozen Participants.
     2.3 Benefits upon Re-Employment. If a Participant who, as a result of a Separation from Service, is receiving distributions of his Retirement Benefit is subsequently re-employed by Sysco or a Subsidiary, the payment of the Participant’s Retirement Benefit shall continue unchanged during his period of re-employment. The re-employed Participant’s status shall remain that of a Retired Participant for all purposes of this Plan and such Participant shall accrue no additional benefits following re-employment.
     2.4 Participation in this Plan and Other Plans. An employee, who is participating in either or any of the Program and/or the Supplemental Plan(s) at the time such employee first becomes a Participant in this Plan, shall, unless otherwise determined by the Committee in its sole discretion, continue to accrue benefits under the Program and/or such Supplemental Plan(s), as applicable, subject to the terms and conditions of each.
     2.5 No Transfers from this Plan to Other Plans. An employee participating in this Plan or, who has participated in this Plan and who is not nor has not participated in either or any of the Program and/or the Supplemental Plan(s) shall not, unless otherwise determined by the Committee in its sole discretion, be eligible to participate in the Program and/or such Supplemental Plan(s), as applicable.

     2.6 Benefits upon Re-Employment. If a Retired or Vested Separated Participant is subsequently re-employed by Sysco or an Affiliate, the re-employed Participant’s status shall remain that of a Retired or Vested Separated Participant for all purposes under this Plan and distributions to such Participant shall commence as provided under Section 4.5 without regard to his re-employment or, in the case of a Retired or Vested Separated Participant who is receiving distributions from this Plan as of his re-employment date, such payments shall continue unchanged during his period of re-employment. The re-employed Participant’s status shall remain that of a Retired or Vested Separated Participant for all purposes under this Plan and, except as otherwise determined by the Committee, such Participant shall accrue no additional benefits following re-employment.
ARTICLE III
VESTING
     3.1 Vesting. A Participant’s Vested Percentage for purposes of calculating such Participant’s Vested Accrued Benefit under Article IV shall be determined in accordance with this Article III. For purposes of determining the Participant’s Vested Percentage, the Participant’s age, Vesting Service and MIP Participation are determined as of a Determination Date. The Vested Percentage shall be the greatest of the percentages determined under Sections 3.1(a), (b) and (c), except the schedule under Section 3.1(b) shall not apply for purposes of determining a Protected Participant’s Vested Percentage in his Protected Benefit.
          (a) If the Participant has at least ten (10) years of Vesting Service, his Vested Percentage under this Section 3.1(a) shall be determined as follows:

Participant with at least
ten (10) years of Vesting	Vested
Service whose age is	Percentage
Less than 60	0%
60 but less than 61	50%
61 but less than 62	60%
62 but less than 63	70%
63 but less than 64	80%
64 but less than 65	90%
65 or more	100%
          (b) If the Participant (i) is at least age fifty-five (55) and (ii) has at least fifteen (15) years of MIP Participation, his Vested Percentage under this Section 3.1(b) (“Rule of 80”) shall be determined as follows:

Sum of Participant’s full
years of age plus full	Vested
years of MIP Participation	Percentage
Less than 70	0%
70	50%
71	55%
72	60%
73	65%
74	70%
75	75%
76	80%
77	85%
78	90%
79	95%
80 or more	100%
          (c) If the Participant is (i) at least age sixty-two (62), (ii) has completed at least twenty-five (25) years of Vesting Service and (iii) has at least fifteen (15) years of MIP Participation, he shall have a Vested Percentage of 100%.
     3.2 Vesting upon a Change of Control. Notwithstanding Section 3.1 above and subject to Section 7.5, a Participant’s Vested Percentage shall be 100% upon a Change of Control.
     3.3 Committee Discretion. Notwithstanding anything in this Article III to the contrary, the Committee, in its sole discretion, may increase a Participant’s Vested Percentage under Section 3.1 to any percentage not to exceed 100%.

ARTICLE IV
VESTED ACCRUED BENEFIT & RETIREMENT BENEFIT
     4.1 Definitions. The following definitions are used in this Article IV:
          (a) Eligible Earnings. “Eligible Earnings” means, for a given Plan Year, the sum of the Participant’s (i) salary, including salary deferred under the EDCP, and (ii) to the extent described in the table below: (A) all or a portion of the bonus payable to the Participant under the MIP, any amounts payable to the Participant as a substitute for or in lieu of such MIP bonus for a Fiscal Year (but excluding any amounts paid as a substitute for or in lieu of such MIP bonus pursuant to a severance agreement or other arrangement providing for post-termination benefits, unless otherwise determined by the Committee) (“MIP Bonus”) and (B) the bonus earned under the Sysco Corporation 2006 Supplemental Performance Based Bonus Plan (“Supplemental Performance Bonus”), even if the amounts described above were earned before the individual became a Participant.

Treatment of Bonuses for Purposes of Eligible Earnings
Supplemental
Plan Year	MIP Bonus (including any MIP Bonus deferred under the EDCP)		Performance
(PY)	Benefits other than Protected Benefits	Protected Benefits	Bonus
2009 PY and PYs thereafter	Included, except for MIP Additional Bonuses, but capped at 150% of base salary rate as of the last day of the Plan Year	Included, except for MIP Additional Bonuses, but capped at 150% of base salary rate as of the last day of the Plan Year	Excluded

2008 PY	Included, except for MIP Additional Shares and MIP Additional Bonuses	Included, except for MIP Additional Bonuses	Excluded

2007 PY	Included, except for MIP Additional Shares	Included in full	Included, except for calculation of Protected Benefit

2006 PY	Included, except for MIP Additional Shares and MIP Additional Cash Bonuses	Included in full	Excluded

2005 PY and prior PYs	Included in full	Included in full	Excluded

NOTE:	The terms “MIP Additional Bonus”, “MIP Additional Shares” and “MIP Additional Cash Bonus” shall have the meanings given to them in the MIP.

No bonus other than those specified in the above table is included in Eligible Earnings.
Eligible Earnings shall not include a Participant’s compensation from a company before the date such company was acquired by Sysco or a Subsidiary.

Solely for purposes of determining the salary component of Eligible Earnings used in the determination of Ten-Year Final Average Compensation defined in (b) below, “salary” shall mean the annual rate of the Participant’s base salary as of his last day of employment during the applicable Plan Year.
          (b) Ten-Year Final Average Compensation. “Ten-Year Final Average Compensation” means the monthly average of the Participant’s Eligible Earnings for the ten (10) Plan Years (excluding those Plan Years in which the Participant does not have any Eligible Earnings) ending immediately before or coincident with the Calculation Date (as defined below). If the Participant does not have ten (10) Plan Years of Eligible Earnings, the Participant’s Ten-Year Final Average Compensation shall be based on the monthly average of Eligible Earnings for the available Plan Years ending immediately before or coincident with the Calculation Date. The Plan Year in which the Participant was originally hired shall be disregarded if he was hired after the first business day of such Plan Year. Similarly, the Plan Year in which the Calculation Date occurs shall be disregarded if the Calculation Date occurs before the last business day of such Plan Year. For purposes of determining a Participant’s Ten Year Final Average Compensation, “Calculation Date” means the date on which the earlier of the following events occurs:
               (i) the Participant becomes a Frozen Participant,
               (ii) a Change of Control occurs, unless the employee remains an employee of the Company and a Participant for the Plan Year in which the Change of Control occurs and the next succeeding three (3) Plan Years; or
               (iii) the earliest to occur of an Active Participant’s death, Retirement or Vested Separation.
          (c) High-Five Average Compensation as of June 28, 2008. “High-Five Average Compensation as of June 28, 2008” means the monthly average of the Participant’s Eligible Earnings for the five (5) full Plan Years (which need not be successive) that yield the highest monthly average of Eligible Earnings out of the ten (10) full Plan Years ending June 28, 2008. If the Participant does not have five (5) full Plan Years of Eligible Earnings, the Participant’s High-Five Average Compensation as of June 28, 2008 shall be based on the monthly average of Eligible Earnings for the available full Plan Years ending June 28, 2008.
          (d) Benefit Service. “Benefit Service” means service with Sysco and its Subsidiaries for which the Participant is awarded “credited service” under the Pension Plan for vesting purposes or would have been awarded “credited service” under the Pension Plan for vesting purposes if the Participant was covered under the Pension Plan; provided, however, the Compensation Committee of the Board of Directors may, in its sole discretion, award a Participant additional Benefit Service. Except as provided in Section 5.5, a Frozen Participant’s service after the date his participation was frozen under Section 2.2 shall not count as Benefit Service.
          (e) Service Factor. “Service Factor” means a fraction equal to the Participant’s full years of Benefit Service as of any given Determination Date (not to exceed twenty (20) years) divided by twenty (20).

          (f) Offset Amount. “Offset Amount” means, as of any given Determination Date, the sum of a Participant’s Defined Benefit Offset, Defined Contribution Offset, Social Security Offset and the Canada/Quebec Pension Plan Offset.
          (g) Defined Benefit Offset. “Defined Benefit Offset” refers to the offset of the Participant’s vested accrued benefit under the (x) Program, and any Supplemental Plan(s), as applicable; and (y) the Pension Plan, and each other U.S. tax-qualified defined benefit plan, or Canadian registered pension plan sponsored by Sysco or a Subsidiary (or any company for which the Participant worked that was acquired by Sysco or a Subsidiary), each as of the Determination Date and determined as follows:
               (i) Such a vested accrued benefit shall only reflect the benefit derived from employer contributions.
               (ii) Each such vested accrued benefit will be adjusted in accordance with provisions of the applicable plan to reflect an assumed benefit commencement date of the later of (A) the Benefit Commencement Date or (B) the date a retirement benefit is first payable to the Participant under the applicable plan without regard to the actual election made by the Participant under such plan. The resulting amount shall be converted to an Actuarially Equivalent Annuity as of the assumed benefit commencement date.
               (iii) Such benefits shall include prior distributions (subject to the limitation in item (i) and including but not limited to an in-service withdrawal or a qualified domestic relations order distribution), increased with interest. If the prior distribution was a lump-sum payment, interest will be credited from the date of the lump-sum payment. If the prior distribution consists or consisted of periodic payments, the Actuarially Equivalent single-sum value of the stream of payments will be determined as of the date of the first periodic payment and increased with interest from such date. Interest on the lump-sum payment or single-sum value of periodic payments will be credited to the assumed benefit commencement date described in (ii) above using the interest rate used for determining Actuarial Equivalence. The resulting amount will be converted to an Actuarial Equivalent Annuity as described in (ii) above.
          (h) Defined Contribution Offset. “Defined Contribution Offset” refers to the offset of an Annuity that could be provided by the Participant’s vested account balance under the (x) 401(k) Plan, and each other U.S. tax-qualified defined contribution plan or each Canadian tax-registered capital accumulation plan, sponsored by Sysco or a Subsidiary (or any company for which the Participant worked that was acquired by Sysco or a Subsidiary); and (y) applicable Supplemental Plan(s), if any, determined as follows:
               (i) Such account balance shall only reflect the vested balance derived from employer contributions, excluding the balance attributable to 401(k) Plan salary deferrals.
               (ii) Such account balance shall be determined as of the last day of the month preceding the month of the Determination Date. However, if the Participant has not met the Early Payment Criteria

as of the Determination Date, this balance will be increased with interest to the Benefit Commencement Date, using the interest rate used for determining Actuarial Equivalence. The balance or, if applicable, balance increased with interest, shall be converted to an Actuarially Equivalent Annuity as of the Benefit Commencement Date.
               (iii) Such balances shall include prior distributions (subject to the limitation in item (i) and including but not limited to an in-service withdrawal or a qualified domestic relations order distribution), increased with interest. Interest will be credited from the date of the lump-sum payment to the Benefit Commencement Date, using the interest rate used for determining Actuarial Equivalence. The resulting balance shall be converted to an Actuarially Equivalent Annuity as of the Benefit Commencement Date.
          (i) Social Security Offset. “Social Security Offset” means, as of any given Determination Date, the Participant’s monthly old-age benefit under the Federal Social Security Act or any similar federal act in effect as of the Determination Date and payable as of the later of age sixty-two (62) or the Benefit Commencement Date (the “Social Security Benefit”), and without regard to whether such Social Security Benefit is actually delayed, superseded, or forfeited because of failure to apply or for any other reason. The amount of the Social Security Benefit shall be determined based upon the pay and employment data that may be furnished by the Company and/or the Participant concerned and it shall be assumed that the Participant has no compensation after the Determination Date. Any pay for periods prior to the earliest data furnished shall be estimated by applying a salary scale discount, and the discount applied for this purpose shall be the actual change in average wages from year to year as determined by the Social Security Administration.
          (j) Canada/Quebec Pension Plan Offset. “Canada/Quebec Pension Plan Offset” means, as of any given Determination Date, the Participant’s monthly retirement benefit payable under the Canada Pension Plan or Quebec Pension Plan, as applicable, as in effect on the Determination Date and payable as of the later of age sixty (60) or the Benefit Commencement Date (the “Canada/Quebec Pension Benefit”), and without regard to whether such Canada/Quebec Pension Benefit is actually delayed, superseded, or forfeited because of failure to apply or for any other reason. The amount of the Canada/Quebec Pension Benefit shall be determined based upon the pay and employment data that may be furnished by the Company and/or the Participant concerned and it shall be assumed that the Participant has no compensation after the Determination Date. Any pay for periods prior to the earliest data furnished shall be estimated by applying a salary scale discount, and the discount applied for this purpose shall be the actual change in average wages from year to year as determined for purposes of the Canada Pension Plan or the Quebec Pension Plan, as applicable.
          (k) Participant who has paid into both the US Federal Social Security and either the Canada Pension Plan or the Quebec Pension Plan. If a Participant has paid into both the US Federal Social Security and either the Canada Pension Plan or the Quebec Pension Plan, while an employee of Sysco or its Subsidiaries, the monthly Social Security Offset will be assumed to be zero and the monthly Canada/Quebec Pension Plan Offset will be determined to be a theoretical amount calculated under the Canada Pension Plan or Quebec Pension Plan, as applicable, as if the Participant had always been covered under and contributing to the Canada Pension Plan or

Quebec Pension Plan. For purposes of determining the monthly Canada/Quebec Pension Plan Offset, the amount of the benefit shall be determined based upon the pay and employment data that may be furnished by the Company and/or the Participant while a Canadian Participant. Any pay for periods prior to the earliest data furnished shall be estimated by applying a salary scale discount, and the discount applied for this purpose shall be the actual change in average wages from year to year as determined for purposes of the Canada Pension Plan or the Quebec Pension Plan, as applicable. Any pay for periods prior to the Determination Date and after the latest data furnished shall be estimated by applying a salary scale factor, and the factor applied for this purpose shall be the actual change in average wages from year to year as determined for purposes of the Canada Pension Plan or the Quebec Pension Plan, as applicable. It shall be assumed that the Participant has no compensation after the Determination Date. For purposes of the Temporary Supplement of Section 4.7, the Participant will be treated as a Canadian Participant, regardless of the Participant’s status at Retirement or Vested Separation.
          (l) Benefit Limit. “Benefit Limit” means the limit in effect for the Plan Year in which the distribution event occurs and equals USD $178,537 per month for distribution events occurring in the Plan Year ending June 28, 2008. For distribution events that occur in a Plan Year ending after June 28, 2008, such monthly amount shall be adjusted in accordance with the percentage increase, if any, in the Consumer Price Index for All Urban Consumers (“CPI-U”), as measured from (1) June of the second Plan Year preceding the Plan Year during which such distribution event occurred to (2) June of the Plan Year immediately preceding the Plan Year during which such distribution event occurred.
     4.2 Minimum Vested Accrued Benefit as of June 28, 2008. An Active Participant as of June 28, 2008 shall have a Minimum Vested Accrued Benefit as of June 28, 2008, equal to:
          (a) In General. The Participant’s { High-Five Average Compensation as of June 28, 2008 × 50% × Service Factor × Vested Percentage } less Offset Amount; provided, however, the resulting amount shall not exceed the Participant’s Vested Percentage × Benefit Limit.
          (b) For a Protected Participant. The greater of (i) the amount determined under Section 4.2(a) above or (ii) the Protected Minimum Vested Accrued Benefit equal to the Protected Participant’s { (High-Five Average Compensation as of June 28, 2008 × 50%) less Offset Amount } × Service Factor × Vested Percentage.
The Determination Date for the elements in the benefit formulas under this Section 4.2 shall be June 28, 2008 with the exception of the Vested Percentage and Benefit Limit, both of which shall be determined as of the date of the distribution event.
     4.3 Vested Accrued Benefit after June 28, 2008. An Active Participant’s Vested Accrued Benefit as of a Determination Date after June 28, 2008 shall equal the greater of the Participant’s benefit, if any, under Section 4.2 above, or

          (a) In General. The Participant’s { Ten-Year Final Average Compensation × 50% × Service Factor × Vested Percentage } less Offset Amount; provided however, the resulting amount shall not exceed the Participant’s Vested Percentage × Benefit Limit.
          (b) For a Protected Participant. The greater of (i) the amount determined under Section 4.3(a) above or (ii) the Protected Benefit equal to the Protected Participant’s { (Ten-Year Final Average Compensation × 50% ) less Offset Amount } × Service Factor × Vested Percentage.
The Determination Date for the elements in the benefit formulas under Sections 4.3(a) and (b) above shall be the date of the distribution event.
     4.4 Retirement Benefit. A Participant’s Retirement Benefit shall equal the Participant’s Vested Accrued Benefit determined under Section 4.3, where the Determination Date for calculating such Vested Accrued Benefit is the Participant’s date of Retirement or Vested Separation.
     4.5 Benefit Commencement Date.
          (a) Normal Payment Criteria. Unless a Participant satisfies the Early Payment Criteria under Section 4.5(b), payment of the Participant’s Retirement Benefit under Section 4.4 shall begin on the first day of the month coincident with or next following his sixty-fifth (65th) birthday or his actual Retirement or Vested Separation date, whichever is later, if he survives to the applicable date.
          (b) Early Payment Criteria. If a Participant Separates from Service before age sixty-five (65) and satisfies the Early Payment Criteria set forth below as of his Retirement or Vested Separation date, payment of the Participant’s Retirement Benefit under Section 4.4 shall begin on the first day of the month coincident with or next following the Participant’s Retirement date, if he survives to the applicable date. The “Early Payment Criteria” are as follows:
               (i) Criteria for Early Payment of a Protected Benefit: As of his Retirement or Vested Separation, the Participant is at least age sixty (60), has at least 10 years of MIP Participation and has at least twenty (20) years of Vesting Service.
               (ii) Criteria for Early Payment of a Benefit other than a Protected Benefit: As of his Retirement or Vested Separation, the Participant has either (1) satisfied the criteria in Section 4.5(b)(i) above or (2) is at least age fifty-five (55) and has at least fifteen (15) years of MIP Participation.
     4.6 Form of Payment.
          (a) Participants in the Plan as of June 28, 2008. If, as of June 28, 2008, the Participant is (i) not married, the Retirement Benefit will be paid in the form of an Annuity; or (ii) married, the Retirement Benefit will be paid in the form of a Joint and Survivor Annuity which is Actuarially Equivalent to the Annuity.

          (b) Participants Who First Become Eligible to Participate in the Plan after June 28, 2008. If, as of the date a Participant first becomes eligible to participate in this Plan the Participant is (i) not married, the Retirement Benefit will be paid in the form of an Annuity; or (ii) married, the Retirement Benefit will be paid in the form of a Joint and Survivor Annuity which is Actuarially Equivalent to the Annuity.
          (c) Committee Discretion. Notwithstanding anything to the contrary in this Section 4.6, at any time after a Participant’s Separation from Service but prior to the date any annuity payment is made to the Participant under this Plan, the Committee may change the form of payment of a Participant’s Retirement Benefit between an Annuity and Joint and Survivor Annuity based upon the marital status of such Participant as of the date of such change, and such change shall become immediately effective, provided that such change shall become effective only if the Annuity and Joint and Survivor Annuity are “actuarially equivalent life annuities” within the meaning of Section 409A.
     4.7 Temporary Supplement. A U.S. Participant who retires before age sixty-two (62) and meets the criteria of Section 4.5(b)(i) or 4.5(b)(ii) above, shall, in addition to his Retirement Benefit under Section 4.4, receive a Temporary Supplement equal to such Participant’s monthly Social Security Offset. A Canadian Participant who retires before age sixty (60) and meets the criteria of Section 4.5(b)(i) or 4.5(b)(ii) above, shall in addition to his Retirement Benefit under Section 4.4, be paid a Temporary Supplement equal to such Participant’s monthly Canada/Quebec Pension Plan Offset. The Determination Date of the monthly Social Security Offset or Canada/Quebec Pension Plan Offset, as applicable, shall be the Participant’s date of Retirement. The Temporary Supplement will be paid to an eligible Participant through and including the earlier of (a) the month in which the Participant dies or (b) the month in which the U.S. Participant attains age sixty-two (62) or the Canadian Participant attains age sixty (60).
     4.8 Administrative Delay. Except as required under Section 4.9, payment of the Participant’s Retirement Benefit and, if applicable, Temporary Supplement shall begin on the Benefit Commencement Date set forth in Section 4.5 or the first day of the month as soon as administratively practicable thereafter but in no event later than the last day of the taxable year in which the Benefit Commencement Date occurs, or if later within seventy-five (75) days of the Benefit Commencement Date, unless an exception under Section 409A applies. The aggregate amount of any delayed payments, without interest, shall be paid to the Participant on such delayed commencement date.
     4.9 Delay of Payments under Section 409A of the Code. Notwithstanding any provision of Sections 4.5 and 4.7 to the contrary, if the distribution of a Retirement Benefit under Section 4.5 (and, if applicable, a Temporary Supplement under Section 4.7) to a Participant who is a Specified Employee result from such Participant’s Retirement or Vested Separation, such distributions shall not commence earlier than the date that is six (6) months after the date of such Participant’s Retirement or Vested Separation if such earlier commencement would result in the imposition of tax under Section 409A. If distributions to a Participant are so delayed, such distributions shall commence at the later of (a) the first day of the month coincident with or next following the date that is six (6)

months after the Participant’s Retirement or Vested Separation date; or (b) the Participant’s Benefit Commencement Date. If a Participant’s distributions are delayed by reason of clause (a), above, the aggregate amount of any such delayed payments, together with interest on such delayed payments (calculated using the interest rate used for determining Actuarial Equivalence), shall be paid to the Participant on such delayed commencement date.

ARTICLE V
FROZEN PARTICIPATION & DISABILITY
     5.1 In General. This Article V provides special rules that apply to a Participant who is a Frozen Participant or who has a Separation from Service due to Disability (as defined in the Current Plan) prior to December 16, 2008. To the extent that this Article V or other provisions of the Plan do not otherwise specify, such Participant shall be treated as any other Participant to the extent necessary to implement this Article V.
     5.2 Participation Frozen on or after June 28, 2008. For ease of reference, special rules applicable to a participant who becomes a Frozen Participant, as described in Section 2.2, on or after June 28, 2008 are restated below:
          (a) Vesting Service and Age Credit. During the period of time during which his participation is frozen, a Frozen Participant shall continue to be awarded Vesting Service and age credit for vesting purposes under Article III and satisfaction of the Early Payment Criteria under Section 4.5(b).
          (b) Benefit Service. A Frozen Participant’s service after the date his participation is frozen shall not count as Benefit Service.
          (c) Ten-Year Final Average Compensation. A Frozen Participant’s Ten-Year Final Average Compensation shall be determined as of the date his participation is frozen and frozen as of such date.
          (d) MIP Participation. Frozen Participation shall not count as MIP Participation, except during periods in which such Frozen Participant is a MIP participant.
          (e) Offset Amount. No special rule applies to a Frozen Participant’s Offset Amount. The Participant’s Offset Amount is determined as though his participation had never been frozen.
     5.3 Frozen Participation Deemed Active Participation. Notwithstanding anything to the contrary contained in Section 5.4, a Frozen Participant shall be treated as if his participation had never been frozen if (a) he remains a Company employee after his participation is frozen and subsequently becomes eligible to participate in the Plan or (b) his participation is frozen after a Change of Control and he dies or is terminated from the employ of the Company by the then management within four (4) years after that Change of Control.
     5.4 Participation Frozen before June 28, 2008. The provisions of Sections 5.4 and 5.5 shall also apply to a Participant whose participation was frozen before June 28, 2008, except such Frozen Participant’s Vested Accrued Benefit shall be determined using the benefit formula in effect under the Plan as of the date his participation was frozen.

     5.5 Disability before December 16, 2008. The provisions of Sections 5.2(c) and (d) of the Current Plan shall continue to apply to a Participant whose Separation from Service due to Disability (as defined in the Current Plan) occurred on or before December 16, 2008. Notwithstanding the foregoing, if a Participant Separated from Service due to Disability (as defined in the Current Plan) before June 28, 2008, such Participant’s Vested Accrued Benefit shall be determined using the benefit formula in effect under the Plan as of the date of his Separation from Service due to Disability (as defined in the Current Plan).

ARTICLE VI
DEATH BENEFIT
     6.1 Definitions. The following definitions are used in this Article VI:
          (a) Vested Separated Participant. “Vested Separated Participant” means a Participant entitled to a deferred Vested Accrued Benefit commencing under the payment criteria under Section 4.5(a) and whose Benefit Commencement Date has not occurred.
          (b) Retired Participant. “Retired Participant” means a Participant (1) whose Benefit Commencement Date has occurred but who has not yet received his first benefit payment or (2) who is receiving benefit payments.
     6.2 Death of Active Participant prior to Age 55. If an Active Participant dies prior to attaining age fifty-five (55), such Participant’s spouse or other Beneficiary shall be entitled to receive a death benefit as described below:
          (a) Amount of Death Benefit. The amount of each installment of the annual death benefit shall equal 25% of the Participant’s Three-Year Final Average Compensation, determined as follows:
               (i) “Three-Year Final Average Compensation” means the annual average of the Participant’s Death Benefit Eligible Earnings for the three (3) Plan Years (excluding those Plan Years in which the Participant does not have any Eligible Earnings) ending immediately before or coincident with the Participant’s date of death. Unless otherwise provided herein, the Plan Year in which the Participant was originally hired shall be disregarded if he was hired after the first business day of such Plan Year. Similarly, the Plan Year in which death occurs shall be disregarded if death occurs before the last business day of such Plan Year. If the Participant does not have three (3) Plan Years of Death Benefit Eligible Earnings, the Participant’s Three-Year Final Average Compensation shall be based on the annual average of Death Benefit Eligible Earnings for the available Plan Years ending immediately before or coincident with the Participant’s date of death. If all Plan Years have been excluded (i.e. there are no “available” Plan Years), Three-Year Final Average Compensation shall mean the Participant’s Death Benefit Eligible Earnings in the Plan Year in which he was originally hired.
               (ii) “Death Benefit Eligible Earnings” shall have the same meaning as “Eligible Earnings” (as defined in Section 4.1(a)); provided, however, the salary component of Eligible Earnings shall mean the annual rate of the Participant’s base salary as of his last day of employment during the applicable Plan Year, and the cap on the MIP Bonus shall not apply.
          (b) Duration of Death Benefit. The above death benefit will be payable annually to the Beneficiary for a period of ten (10) years certain, with the first installment commencing on the first day of the month coincident with or next following the Participant’s death, and with each of the nine (9) remaining installments payable on the annual anniversaries of the date of such first payment.
          (c) Participation under this Plan and the Program. In the event that an Active Participant also participates in the Program at the time of his death, the Participant shall be entitled to a death benefit from this Plan, and not the Program.
          (d) Participation under this Plan and a Supplemental Plan. In the event that an Active Participant is participating or has participated in one or more of the Supplemental Plan(s), the death benefit payable to such Participant from this Plan shall be reduced as set forth on Exhibit B, attached hereto.
     6.3 Death of Active Participant after Age 55. If an Active Participant dies after attaining age fifty-five (55), such Participant’s spouse or other Beneficiary shall be entitled to a monthly annuity payable for life with a ten (10) year certain period commencing on the first day of the month coincident with or next following the Participant’s death. Such monthly annuity shall be Actuarially Equivalent to the single sum value of the death benefit determined as follows:
          (a) Combined Value of Death Benefit under this Plan and the Program.
               (i) If such Participant, as of his date of death, is at least age sixty-five (65) or satisfies the Early Payment Criteria under Section 4.5(b), the single-sum value of the death benefit payable under this Plan and the Program shall equal the greater of the Actuarially Equivalent single-sum value of (A) the death benefit that would be payable under Section 6.2 if the age condition did not apply or (B) the sum of (x) the Retirement Benefit that would have been payable to the Participant as an Annuity under Article IV assuming the Participant retired on his date of death and (y) in the case of an Active Participant who also participates in the Program, the Retirement Benefit (as defined in the Program) that would have been payable to the Participant as an Annuity pursuant to Section 4.4 of the Program assuming the Participant had retired on his date of death (taking into account any applicable reductions set forth under Section 4.4 of the Program).
               (ii) If such Participant does not satisfy the conditions in 6.3(a)(i) above, the combined single-sum value of the death benefit payable under this Plan and the Program shall equal the greater of the Actuarially Equivalent single-sum value of (A) the death benefit that would be payable under Section 6.2 if the age condition did not apply or (B) the sum of (x) the hypothetical immediate Annuity equal to (i) the deferred Annuity that would have been payable to the Participant under Article IV as of the applicable Benefit Commencement Date under Section 4.5(a) assuming the Participant had retired on his date of death, reduced by (ii) five-ninths (5/9ths) of one percent (1%) for each full calendar month by which the first payment of the death benefit precedes such Benefit Commencement Date and (y) in the case of an Active Participant who also participates in the Program, the Retirement Benefit (as defined in the Program) that would have been payable to the Participant as an Annuity pursuant to Section 4.4 of the Program assuming the Participant had retired on his date of death (taking into account any applicable reductions set forth in Section 4.4 of the Program).

          (b) Allocation of Death Benefit between this Plan and the Program. If an Active Participant also participates in the Program at the time of his death and the resulting death benefit is determined pursuant to either Section 6.3(a)(i)(A) or 6.3(a)(ii)(A) above, the value of such death benefit shall be paid under this Plan and no additional benefit shall be paid under the Program. Otherwise, the value of the death benefit determined pursuant to either Section 6.3(a)(i)(B)(x) or 6.3(a)(ii)(B)(x), as applicable, shall be paid under this Plan and the value of the death benefit determined pursuant to either Section 6.3(a)(i)(B)(y) or 6.3(a)(ii)(B)(y), as applicable, shall be paid under the Program.
          (c) Participation under this Plan and a Supplemental Plan. In the event an Active Participant is participating or has participated in one or more Supplemental Plan(s), the death benefit payable to such Participant from this Plan shall be reduced as set forth on Exhibit B, attached hereto.
     6.4 Death after a Change of Control that Occurs while an Active Participant. If a Participant is (a) an Active Participant when a Change of Control occurs, (b) continues as an Active Participant or becomes a Vested Separated Participant and (c) dies within four (4) years of such Change of Control, a death benefit shall be payable to such Participant’s Beneficiary. The death benefit shall be determined under either Section 6.2 or 6.3, as applicable, based on such Active or Vested Separated Participant’s age as of his date of death and modified as follows:
          (a) Three-Year Final Average Compensation under Section 6.2 shall be determined as of the Active Participant’s date of death or Vested Separated Participant’s date of Retirement or Vested Separation.
          (b) The Determination Date of the Article IV Retirement Benefit under Section 6.3 shall be the Active Participant’s date of death or Vested Separated Participant’s date of Retirement or Vested Separation.
          (c) Satisfaction of the Early Payment Criteria shall be determined as of the Active Participant’s date of death or Vested Separated Participant’s date of Retirement or Vested Separation.
     6.5 Death of Frozen Participant. If a Frozen Participant dies while in the employ of Sysco or a Subsidiary prior to attaining age fifty-five (55), such Frozen Participant’s spouse or other Beneficiary shall not be entitled to a death benefit under this Plan. If a Frozen Participant dies while in the employ of Sysco or a Subsidiary on or after attaining age fifty-five (55) and such Frozen Participant has a Vested Accrued Benefit, such Frozen Participant’s spouse or other Beneficiary shall be entitled to a monthly annuity payable for life with a ten (10) year certain period commencing on the first day of the month coincident with or next following the Frozen Participant’s death. Such monthly annuity shall be Actuarially Equivalent to the single sum value of the survivor’s benefit that would have been payable to the Participant’s spouse or other Beneficiary if the Participant had begun receiving a hypothetical Retirement Benefit on his date of death, determined as follows:

          (a) If the Participant satisfied the Early Payment Criteria on his date of death, the amount of such hypothetical retirement benefit shall equal the Participant’s Vested Accrued Benefit as of his date of death, adjusted, as applicable, to take into account the form of such Participant’s Retirement Benefit under Section 4.6.
          (b) If the Participant did not meet the requirements of Section 6.5(a), the amount of such hypothetical retirement benefit shall equal the Participant’s Vested Accrued Benefit as of his date of death, reduced, for the period by which the first payment of the death benefit precedes the date the Participant would have attained age sixty-five (65), by 5/9ths of one percent (1%) for each full calendar month by which the first payment of the death benefit precedes the month in which the Participant would have attained age sixty-five (65), adjusted, as applicable, to take into account the form of such Participant’s Retirement Benefit under Section 4.6.
          (c) For purposes of determining the amount of the survivor’s benefit under this Section 6.5, if a Participant’s Retirement Benefit would have been paid in the form of a Joint and Survivor Annuity, and the Participant designated a Beneficiary other than his spouse, his Beneficiary shall be substituted for the Participant’s “spouse” for purposes of the conversion to a Joint and Survivor Annuity.
     6.6 Death of Vested Separated Participant. Upon the death of a Vested Separated Participant who was not a Frozen Participant as of his date of Retirement or Vested Separation, such Participant’s Beneficiary shall be entitled to a monthly annuity payable for life with a ten (10) year certain period commencing on the first day of the month coincident with or next following the Participant’s death. Subject to Section 6.4, such monthly annuity shall be Actuarially Equivalent to the single-sum value of the survivor’s benefit that would have been payable to the Participant’s spouse or other Beneficiary if the Participant had begun receiving a hypothetical retirement benefit on his date of death. The amount of such hypothetical retirement benefit shall equal the Participant’s Vested Accrued Benefit as of his Retirement or Vested Separation date, reduced, for the period by which the first payment of the death benefit precedes the first day of the month on or after date the Participant would have attained age sixty-five (65), by 5/9ths of one percent (1%) for each of the first one hundred twenty (120) calendar months and actuarially thereafter (using the assumptions for Actuarial Equivalence), adjusted as applicable, to take into account the form of such Participant’s Retirement Benefit under Section 4.6. For purposes of determining the amount of the survivor’s benefit under this Section 6.6, if a Participant’s Retirement Benefit would have been paid in the form of a Joint and Annuity, and the Participant designated a Beneficiary other than his spouse, his Beneficiary shall be substituted for the Participant’s “spouse” for purposes of the conversion to the Joint and Survivor Annuity.
     6.7 Death of Retired Participant before or after Commencement of Benefits. If a Retired Participant (a) dies before benefit payments begin and was not a Frozen Participant at Retirement or (b) dies after benefit payments begin, any death benefit that may be payable is a function of the form of payment applicable to such Retired Participant (Joint and Survivor Annuity or Annuity as provided under Section 4.6), as described below:
          (a) Joint and Survivor Annuity.

               (i) Death of Participant or Spouse during Ten (10) Year Certain Period. If either the Participant or his spouse (but not both) dies before the first benefit payment or during the ten (10) year certain period following the Benefit Commencement Date, the benefit amount payable during their joint lives shall be paid to the survivor for the balance of the ten (10) year certain period and then two-thirds (2/3) of that amount shall be paid to the survivor for life.
               (ii) Death of Both Participant and Spouse during Ten (10) Year Certain Period. If both the Participant and his spouse die before the first benefit payment or during the ten (10) year certain period following the Benefit Commencement Date, the benefit amount payable during their joint lives shall be paid to the Participant’s Beneficiary for the balance of the ten (10) year certain period.
               (iii) Cessation of Benefits. No further benefits are payable after the later of (a) the deaths of the Participant and his spouse or (b) the end of the ten (10) year certain period.
               (iv) Spouse. For purposes of this Section 6.7(a), “spouse” refers to the Participant’s spouse whose birth date was used in the calculation of the Joint and Survivor Annuity, even if the Participant is married to a different individual at the time of the Participant’s death.
          (b) Annuity.
               (i) Death of Participant during Ten (10) Year Certain Period. If the Participant dies before the first benefit payment or during the ten (10) year certain period following the Benefit Commencement Date, the benefit amount shall be paid to the Participant’s Beneficiary for the balance of the ten (10) year certain period.
               (ii) Cessation of Benefits. No further benefits are payable after the later of (a) the death of the Participant or (b) the end of the ten (10) year certain period.
     6.8 Administrative Delay. Death benefits shall commence as of the date set forth in this Article VI or the first day of the month as soon as administratively practicable thereafter but in any event within ninety (90) days of the Participant’s death. The aggregate amount of any such delayed payments, without interest on such delayed payments, shall be paid to the Beneficiary on such delayed commencement date.
     6.9 Beneficiary Designation for Ten (10) Year Certain Period. A Beneficiary designation shall be effective upon receipt by the Committee of a properly executed form which the Committee has approved for that purpose, and shall remain in force until revoked or changed by the Participant. The Participant may, from time to time, revoke or change any designation of Beneficiary by filing another approved Beneficiary designation form with the Committee.
          (a) Upon entering the Plan, each Participant shall file with the Committee a designation of one or more Beneficiaries to whom the death benefit provided by Sections 6.2, 6.3, 6.4, 6.5 and 6.6 shall be payable.

Any Beneficiary designation by a married Participant who designates any person or entity other than the Participant’s spouse shall be ineffective unless the Participant’s spouse has indicated consent by completing and signing the applicable spousal consent section of the approved beneficiary designation form.
          (b) Upon Retirement and prior to commencement of benefits under Article IV, the Participant shall designate one or more Beneficiaries to receive the remaining period certain payments, which designation shall be made and modified in accordance with the procedures set forth in this Section 6.9. If the Participant does not designate one or more Beneficiaries to receive the remaining period certain payments, the Beneficiaries designated by the Participant upon entering the Plan shall be the Participant’s Beneficiaries for purposes of the remaining period certain payments. A spouse of a Participant may not change the Beneficiaries designated by the Participant, including the Beneficiaries to whom the remaining period certain payments may be paid. Notwithstanding the preceding sentences of this section 6.9 (b), in the case of a Joint and Survivor Annuity, a Beneficiary designation shall have no effect unless the Participant and the Participant’s spouse both die during the ten (10) year certain period and (b) if the Participant dies during the ten (10) year certain period and the Beneficiaries designated by the Participant have predeceased the Participant or otherwise ceased to exist, the Participant’s surviving spouse who is receiving the survivor benefit under the Joint and Survivor Annuity may designate the Beneficiaries to receive any remaining guaranteed payments if the spouse should die during the ten (10) year certain period.
          (c) If there is no valid Beneficiary designation on file with the Committee at the time of the Participant’s death, or if all of the Beneficiaries designated in the last Beneficiary designation have predeceased the Participant or, in the case of an entity, otherwise ceased to exist, the Beneficiary shall be the Participant’s spouse, if the spouse survives the Participant, or otherwise the Participant’s estate. A Beneficiary who is an individual shall be deemed to have predeceased the Participant if the Beneficiary dies within thirty (30) days of the date of the Participant’s death. If any Beneficiary survives the Participant but dies or, in the case of an entity, otherwise ceases to exist, before receiving all payments due under this Article VI, the balance of the payments that would have been paid to that Beneficiary shall, unless the Participant’s designation provides otherwise, be distributed to the deceased individual Beneficiary’s estate or, in the case of an entity, to the Participant’s spouse, if the spouse survives the Participant, or otherwise to the Participant’s estate.
          (d) To the extent applicable, if a Participant does not have a Beneficiary designation under this Plan, but does have a Beneficiary designation under the Program, the Beneficiary designation under the Program shall apply to this Plan, unless the Participant makes a new Beneficiary designation under this Plan pursuant to the terms and conditions described above.

ARTICLE VII
PROVISIONS RELATING TO ALL BENEFITS
     7.1 Effect of this Article. The provisions of this Article shall control over all other provisions of the Plan (including the Program).
     7.2 Termination of Employment. A Participant’s termination of employment for any reason prior to the Participant’s vesting under Article III shall cause the Participant and all his Beneficiaries to forfeit all interests in and under this Plan, other than any benefit payable to such Participant’s Beneficiaries under Article VI.
     7.3 Forfeiture for Cause.
          (a) Forfeiture on Account of Discharge. If the Committee finds, after full consideration of the facts presented on behalf of Sysco or a Subsidiary and a former Participant, that the Participant was discharged by Sysco or a Subsidiary for: (i) fraud, (ii) embezzlement, (iii) theft, (iv) commission of a felony, (v) proven dishonesty in the course of his employment by Sysco or a Subsidiary which damaged Sysco or a Subsidiary, or (vi) disclosing trade secrets of Sysco or a Subsidiary ((i) through (vi) individually and collectively referred to as a “For Cause Event”), the entire Vested Accrued Benefit of the Participant and/or his Beneficiaries shall be forfeited.
          (b) Forfeiture after Commencement of Benefits. If the Committee finds, after full consideration of the facts presented on behalf of Sysco or a Subsidiary and the former Participant, that a former Participant who has begun receiving benefits under this Plan engaged in a For Cause Event during his employment with Sysco or a Subsidiary (even though the Participant was not discharged from Sysco or the Subsidiary for such a For Cause Event), the former Participant’s and/or Beneficiaries remaining benefit payments under the Plan (including the Program) shall be forfeited.
          (c) Committee Discretion. The decision of the Committee as to the existence of a For Cause Event shall be final. No decision of the Committee shall affect the finality of the discharge of the Participant by Sysco or the Subsidiary in any manner.
          (d) Special Rule for Change of Control. Notwithstanding the above, the forfeitures created by Sections 7.3(a) and 7.3(b) above shall not apply to a Participant or former Participant who: (i) is discharged during the Plan Year in which a Change of Control occurs, or during the next three (3) succeeding Plan Years following the Plan Year in which a Change of Controls occurs (the “Change of Control Period”) or (ii) during the Change of Control Period is determined by the Committee to have engaged in a For Cause Event, unless an arbitrator selected to review the Committee’s findings agrees with the Committee’s determination to apply the forfeiture. The arbitration shall be governed by the provisions of Section 7.6(e) below.

     7.4 Forfeiture for Competition. If, at the time a distribution is being made or is to be made to a Participant, the Committee finds, after full consideration of the facts presented on behalf of Sysco or a Subsidiary and the Participant, that the Participant has engaged in any of the conduct set forth in this Section 7.4, the entire benefit remaining to be paid to the Participant and/or his Beneficiaries shall be forfeited, even though it may have been previously vested under any portion of this Plan; provided, however, that this Section 7.4 shall not apply to any Participant whose termination of employment from Sysco or a Subsidiary occurs during a Change of Control Period. A forfeiture shall occur if, at any time after his termination of employment from Sysco or a Subsidiary and while any remaining benefit is to be paid to the Participant and/or his Beneficiaries under this Plan, and without written consent of Sysco’s Chief Executive Officer or General Counsel, the Participant:
          (a) either directly or indirectly owns, operates, manages, controls, or participates in the ownership, management, operation, or control of, or is employed by, or is paid as a consultant or other independent contractor by, a business which competes with any aspect of the business of Sysco or a Subsidiary by which he was formerly employed (as the scope of Sysco’s or such Subsidiary’s business is defined as of the date of Participant’s termination of employment) in a trade area served by Sysco or the Subsidiary and in which the Participant directly or indirectly represented Sysco or the Subsidiary while employed by it; and the Participant continues to be so engaged ten (10) days after written notice has been given to him by or on behalf of Sysco or the Subsidiary;
          (b) either directly or indirectly owns, operates, manages, controls, or participates in the ownership, management, operation, or control of, or is employed by, or is paid as a consultant or other independent contractor by, a customer or supplier of Sysco or a Subsidiary by which he was formerly employed and with whom the Participant dealt, either directly or indirectly through the supervision of others, on behalf of Sysco or a Subsidiary by which he was formerly employed; and the Participant continues to be so engaged ten (10) days after written notice has been given to him by or on behalf of Sysco or the Subsidiary;
          (c) on behalf of a business which competes with Sysco or a Subsidiary by which he was formerly employed, directly or indirectly markets, solicits or sells to any actual or prospective customer of Sysco or a Subsidiary by which he was formerly employed and with whom the Participant dealt, either directly or indirectly through the supervision of others, on behalf of Sysco or the Subsidiary by which he was formerly employed;
          (d) on behalf of a business which competes with Sysco or a Subsidiary by which he was formerly employed, directly or indirectly markets to, solicits or buys from any supplier of Sysco or a Subsidiary by which he was formerly employed and with whom the Participant dealt, either directly or indirectly through the supervision of others, on behalf of Sysco or the Subsidiary by which he was formerly employed;
          (e) on behalf of a business which competes with Sysco or a Subsidiary by which he was formerly employed, directly or indirectly solicits, offers employment to, hires or otherwise enters into a consulting relationship with any employee of Sysco or any Subsidiary;

          (f) either (i) fails to return to Sysco or the Subsidiary by which he was formerly employed, within ten (10) days of any request issued to the Participant, any and all trade secrets or confidential information or any portion thereof and all materials relating thereto in his possession, or (ii) fails to hold in confidence or reproduces, distributes, transmits, reverse engineers, decompiles, disassembles, or transfers, directly or indirectly, in any form, by any means, or for any purpose, any Sysco or Subsidiary trade secrets or confidential information or any portion thereof or any materials relating thereto; or
          (g) makes any disparaging comments or accusations detrimental to the reputation, business, or business relationships of Sysco (as reasonably determined by Sysco or a Subsidiary), and the Participant fails to retract such comments or accusations within sixty (60) days after written notice demanding such retraction has been provided to him by or on behalf of Sysco or the Subsidiary.
     7.5 Restrictions on any Portion of Total Payments Determined to be Excess Parachute Payments. If any payment or benefit received or to be received by a Participant in connection with a “change of control” (as defined in Section 280G of the Code and the Treasury Regulations thereunder) of Sysco would either (i) result in such payment not being deductible, whether in whole or in part, by Sysco or any Subsidiary, as a result of Section 280G of the Code, and/or (ii) result in the Participant being subject to the excise tax imposed under Section 4999 of the Code, then the benefits payable under the Program, and/or any Supplemental Plan(s), as applicable, shall first be reduced until no portion of the Total Payments is not deductible as a result of Section 280G of the Code (and/or not subject to the excise tax under Section 4999 of the Code) or the benefits payable under the Program, or any Supplemental Plan(s), as applicable, are reduced to zero. If a Participant is entitled to a benefit under more than one (1) of the plans referred to in the previous sentence, then the reduction shall be applied first to the plan (or plans) in which the Participant is not then actively participating as of the date of the change of control in the order determined by the Committee in its sole discretion. If any further reduction is necessary, the benefits payable under this Plan shall be reduced as provided herein, and then, if necessary, the benefits payable under the EDCP shall be reduced under the terms of that plan. The reduction in benefits payable under this Plan, if any, shall be determined by reducing the Vested Percentage of the Participant’s Vested Accrued Benefit. In determining the amount of the reduction, if any, under this Plan: (a) no portion of the Total Payments which the Participant has waived in writing prior to the date of the payment of benefits under this Plan shall be taken into account, (b) no portion of the Total Payments which tax counsel, selected by Sysco’s independent auditors and reasonably acceptable to the Participant (“Tax Counsel”), determines not to constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code shall be taken into account (including, without limitation, amounts not treated as a “parachute payment” as a result of the application of Section 280G(b)(4)(A)), (c) no portion of the Total Payments which Tax Counsel, determines to be reasonable compensation for services rendered within the meaning of Section 280G(b)(4)(B) of the Code will be treated as an “excess parachute payment” in the manner provided by Section 280G(b)(4)(B), and (d) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by Sysco’s independent auditors in accordance with Sections 280G(d)(3) and (4) of the Code. Notwithstanding anything herein or otherwise to the contrary, the Compensation Committee of the Board of

Directors, may, within its sole discretion and pursuant to an agreement approved by the Compensation Committee, waive application of this Section 7.5, when it determines that specific situations warrant such action.
     7.6 Claims Procedure. Any person who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (including the Program) (referred to hereinafter as a “Claimant”) must file a written request for such benefit with the Committee; provided, however, that any claim involving entitlement to, the amount of or the method or timing of payment of a benefit affected by a Change of Control shall be governed by mandatory arbitration under Section 7.6(e). Such written request must set forth the Claimant’s claim and must be addressed to the Committee at the Company’s principal office.
          (a) Initial Claims Decision. The Committee shall generally provide written notice to the Claimant of its decision within ninety (90) days (or forty-five (45) days for a disability-based claim) after the claim is filed with the Committee; provided, however, that the Committee may have up to an additional ninety (90) days (or up to two (2) thirty (30) day periods for a disability-based claim), to decide the claim, if the Committee determines that special circumstances require an extension of time to decide the claim, and the Committee advises the Claimant in writing of the need for an extension (including an explanation of the special circumstances requiring the extension) and the date on which it expects to decide the claim.
          (b) Appeals. A Claimant may appeal the Committee’s decision by submitting a written request for review to the Committee within sixty (60) days (or 180 days for a disability-based claim) after the earlier of receiving the denial notice or after expiration of the initial review period. Such written request must be addressed to the Committee at the Company’s principal office. In connection with such request, the Claimant (and his or her authorized representative, if any) may review any pertinent documents upon which the denial was based and may submit issues and comments in writing for consideration by the Committee. If the Claimant’s request for review is not received within the earlier of sixty (60) days (or 180 days for a disability-based claim) after receipt of the denial or after expiration of the initial review period, the denial shall be final, and the Claimant shall be barred and estopped from challenging the Committee’s determination.
          (c) Decision Following Appeal. The Committee shall generally make its decision on the Claimant’s appeal in writing within sixty (60) days (or forty-five (45) days for a disability-based claim) following its receipt of the Claimant’s request for appeal; provided, however, that the Committee may have up to an additional sixty (60) days (or forty-five (45) days for a disability-based claim) to decide the claim, if the Committee determines that special circumstances require an extension of time to decide the claim and the Committee advises the Claimant in writing of the need for an extension (including an explanation of the special circumstances requiring the extension) and the date on which it expects to decide the claim. The Committee shall notify the Claimant of its decision on the Claimant’s appeal in writing, regardless of whether the decision is adverse.
          (d) Decisions Final; Procedures Mandatory. A decision on appeal by the Committee shall be binding and conclusive upon all persons, and completion of the claims procedures described in this Section 7.6 shall be a precondition to commencement of mandatory and binding arbitration set forth in Section 7.6(e) below.

Notwithstanding the preceding sentence, the Committee may, in its sole discretion, waive the procedures described in Sections 7.6(a) through 7.6(c) as a precondition to mandatory and binding arbitration set forth in Section 7.6(e) below.
          (e) Mandatory and Binding Arbitration. Any dispute that in any way relates to this Plan (including the Program), including, without limitation, any benefit allegedly due under this Plan (including the Program) or that is the subject of any forfeiture decision under this Plan (including the Program), shall be submitted to mandatory and binding arbitration before the American Arbitration Association (“AAA”), in accordance with the Employee Benefit Plan Claims Arbitration Rules established by the AAA, at the sole and exclusive jurisdiction of the AAA’s regional office for the State of Delaware. The arbitrator shall be selected by permitting the Company and the Participant to strike one name each from a panel of three names obtained from the AAA from its panel of Employee Benefit Plan Claims Arbitrators. The person whose name is remaining shall be the arbitrator. The arbitrator shall determine the extent of discovery, if any, that is needed to resolve the dispute after hearing the positions of each party regarding the need for discovery. The arbitrator shall be bound to apply the laws of the State of Delaware to resolve any dispute without regard for any conflict of law principles, as each Participant acknowledges that the Company is organized under the laws of the State of Delaware. The decision of the arbitrator shall be final and binding on both parties.

ARTICLE VIII
ADMINISTRATION
     8.1 Committee Appointment. The Committee shall be appointed by the Board of Directors or its designee. Each Committee member shall serve until his or her resignation or removal. The Board of Directors, or its designee, shall have the sole discretion to remove any one or more Committee members and appoint one or more replacement or additional Committee members from time to time.
     8.2 Committee Organization and Voting. The organizational structure and voting responsibilities of the Committee shall be as set forth in the bylaws of the Committee.
     8.3 Powers of the Committee. The Committee shall have the exclusive responsibility for the general administration of this Plan (including the Program) according to the terms and provisions of this Plan (including the Program) and shall have all powers necessary to accomplish those purposes, including but not by way of limitation the right, power and authority:
          (a) to make rules and regulations for the administration of this Plan (including the Program);
          (b) to construe all terms, provisions, conditions and limitations of this Plan (including the Program);
          (c) to correct any defect, supply any omission or reconcile any inconsistency that may appear in this Plan (including the Program) in the manner and to the extent it deems expedient to carry this Plan (including the Program) into effect for the greatest benefit of all parties at interest;
          (d) subject to Section 7.3(c), to resolve all controversies relating to the administration of this Plan (including the Program), including but not limited to:
               (i) differences of opinion arising between the Company and a Participant in accordance with Sections 7.6(a) through 7.6(c), except when the difference of opinion relates to the entitlement to, the amount of or the method or timing of payment of a benefit affected by a Change of Control, in which event, such difference of opinion shall be decided by mandatory and binding arbitration under Section 7.6(e); and
               (ii) any question it deems advisable to determine in order to promote the uniform administration of this Plan (including the Program) for the benefit of all parties at interest; and
          (e) to delegate by written notice any plan administration duties of the Committee to such individual members of the Committee, individual employees of the Company, or groups of employees of the Company, as the Committee determines to be necessary or advisable to properly administer the Plan (including the Program).

     8.4 Committee Discretion. The Committee has the sole power and authority to administer this Plan (including the Program), and any decision made by, or action taken by, the Committee in good faith shall be final and binding on all parties, subject to the provisions of Sections 7.6(a) through 7.6(c). Notwithstanding the foregoing, Committee decisions or actions during a Change of Control Period are subject to mandatory and binding arbitration pursuant to Section 7.6(e).
     8.5 Reimbursement of Expenses. The Committee shall serve without compensation for their services but shall be reimbursed by Sysco for all expenses properly and actually incurred in the performance of their duties under this Plan (including the Program).
     8.6 Indemnification. To the extent permitted by law, members of the Board of Directors, members of the Committee, employees of the Company, and all agents and representatives of the Company shall be indemnified by the Company, and saved harmless against any claims resulting from any action or conduct relating to the administration of the Plan (including the Program), except claims arising from gross negligence, willful neglect or willful misconduct.

ARTICLE IX
ADOPTION BY SUBSIDIARIES
     9.1 Procedure for and Status after Adoption. Any Subsidiary may, with the approval of the Committee, adopt this Plan by appropriate action of its board of directors. The terms of this Plan shall apply separately to each Subsidiary adopting this Plan and its Participants in the same manner as is expressly provided for Sysco and its Participants except that the powers of the Board of Directors and the Committee under this Plan shall be exercised by the Board of Directors of Sysco or the Committee, as applicable. Sysco and each Subsidiary adopting this Plan shall bear the cost of providing Plan benefits for its own Participants. Sysco shall initially pay the costs of the Plan each Plan Year. However, each adopting Subsidiary shall then be billed back for the actuarially determined costs pertaining to it in accordance with the appropriate Financial Accounting Standards Board pronouncements. It is intended that the obligation of Sysco and each Subsidiary with respect to its Participants shall be the sole obligation of the Company that is employing the Participant and shall not bind any other Company.
     9.2 Termination of Participation by Adopting Subsidiary. Any Subsidiary adopting this Plan may, by appropriate action of its board of directors, terminate its participation in this Plan. The Committee may, in its discretion, also terminate a Subsidiary’s participation in this Plan at any time. The termination of the participation in this Plan by a Subsidiary shall not, however, affect the rights of any Participant who is working or has worked for the Subsidiary as to benefits previously accrued by the Participant under this Plan without his consent.

ARTICLE X
AMENDMENT AND/OR TERMINATION
     10.1 Amendment or Termination of the Plan. The Board of Directors, the Committee, or their designees, may amend this Plan (including the Program) at any time by an instrument in writing without the consent of any adopting Company; provided, however, that authority to terminate this Plan (including the Program) or to make any amendment to this Plan (including the Program) that would have a significant financial statement or benefit impact on the Company shall be reserved to the Board of Directors or its designee. Notwithstanding the foregoing, in no event shall the Board of Directors have the authority to terminate this Plan (including the Program) during the two (2) years following a Change of Control.
     10.2 No Retroactive Effect on Awarded Benefits.
          (a) General Rule. Absent a Participant’s prior consent, no amendment shall affect the rights of such Participant to his Vested Accrued Benefit as of the date of such amendment (“Minimum Vested Accrued Benefit”) or shall change such Participant’s rights under any provision relating to a Change of Control after a Change of Control has occurred.
          (b) Determination of Minimum Vested Accrued Benefit. For purposes of calculating a Participant’s Minimum Vested Accrued Benefit as of the date of an amendment:
               (i) The Determination Date for the elements in the benefit formulas under Section 4.3 shall be the effective date of the amendment with the exception of the Vested Percentage and Benefit Limit, both of which shall be determined as of the date of the distribution event.
               (ii) On and after the effective date of such amendment, for purposes of vesting under Article III and the Early Payment Criteria under Section 4.5(b), a Participant shall continue to be awarded (1) Vesting Service and age credit until such Participant’s termination of employment with Sysco and its Subsidiaries and (2) years of MIP Participation until such Participant is no longer a MIP participant.
          (c) Benefits on or after the Amendment. Notwithstanding the provisions of this Section 10.2, the Board of Directors retains the right at any time (1) to change in any manner or to discontinue the death benefit provided in Article VI, except for a period of four (4) years after a Change of Control for those persons who at that time were covered by the death benefit, and (2) to change in any manner the benefit under Article IV, provided such benefit is not less than the minimum benefit under Section 10.2(b).
     10.3 Effect of Termination. Upon termination of the Plan, the following provisions shall apply:
          (a) With respect to benefits that become payable as a result of a distribution event on or after the effective date of the Plan’s termination, a Participant’s: (i) Ten-Year Final Average Compensation shall be determined as of the earlier of the Calculation Date as specified in Section 4.1(b) or the date of the Plan’s termination, (ii) Benefit

Service shall cease as of the earlier of the date specified in Section 4.1(d) or the date of the Plan’s termination and (iii) Three-Year Final Average Compensation under Article VI shall be determined as of the earlier of the date specified under Section 6.2(a)(i) or the date of the Plan’s termination.
          (b) The Board of Directors or its designee may, in its sole discretion, authorize distributions to Participants as a result of the Plan’s termination, provided that:
               (i) All deferred compensation arrangements sponsored by the Company that would be aggregated with this Plan (which may include the Program) under Section 1.409A-1(c) of the Treasury Regulations (or any corresponding provision of succeeding law) if the Participant participated in such arrangements are terminated;
               (ii) No distributions other than distributions that would be payable under the terms of this Plan if the termination had not occurred are made within twelve (12) months of the termination of this Plan;
               (iii) All distributions of benefits to be provided hereunder are paid within twenty-four (24) months of the termination of this Plan; and
               (iv) The Company does not adopt a new deferred compensation arrangement at any time within three (3) years following the date of the termination of the Plan that would be aggregated with this Plan under Section 1.409A-1(c) of the Treasury Regulations (or any corresponding provision of succeeding law) if the Participant participated in this Plan and the new arrangement.
          (c) Except as otherwise provided in Section 10.3(a) and 10.3(b), on and after the effective date of the Plan’s termination, (i) the Plan shall continue to be administered as it was prior to the Plan’s termination, (ii) all retirement benefits accrued prior to the date of termination shall be payable only under the conditions, at the time, and in the form then provided in this Plan, (iii) no Participant shall be entitled to Plan benefits solely as a result of the Plan’s termination in accordance with the provisions of this Article X, and (iv) the forfeiture provisions of Sections 7.3 and 7.4, and the restrictions set forth in Section 7.5 shall continue in effect.

ARTICLE XI
FUNDING
     11.1 Payments Under This Plan are the Obligation of the Company. The Company last employing a Participant shall pay the benefits due the Participants under this Plan (including the Program); however, should it fail to do so when a benefit is due, then, except as provided in Section 11.5 the benefit shall be paid by the trustee of that certain trust agreement by and between the Company and JPMorgan Chase Bank, with respect to the funding of this Plan (including the Program). In any event, if the trust fails to pay for any reason, the Company still remains liable for the payment of all benefits provided by this Plan (including the Program).
     11.2 Plan May Be Funded Through Life Insurance Owned by the Company or a Rabbi Trust. It is specifically recognized by both the Company and the Participants that the Company may, but is not required to, purchase life insurance so as to accumulate assets to fund the obligations of the Company under this Plan (including the Program), and that the Company may, but is not required to contribute any policy or policies it may purchase and any amount it finds desirable to a trust established to accumulate assets sufficient to fund the obligations of all of the Companies under this Plan (including the Program). However, under all circumstances, the Participants shall have no rights to any of those policies; and, likewise, under all circumstances, the rights of the Participants to the assets held in the trust shall be no greater than the rights expressed in this Plan (including the Program) and the trust agreement. Nothing contained in the trust agreement which creates the funding trust shall constitute a guarantee by any Company that assets of the Company transferred to the trust shall be sufficient to pay any benefits under this Plan (including the Program) or would place the Participant in a secured position ahead of general creditors should the Company become insolvent or bankrupt. Any trust agreement prepared to fund the Company’s obligations under this Plan (including the Program) must specifically set out these principles so it is clear in that trust agreement that the Participants in this Plan (including the Program) are only unsecured general creditors of the Company in relation to their benefits under this Plan (including the Program).
     11.3 Reversion of Excess Assets. Any Company may, at any time, request the actuary, who last performed the annual actuarial valuation of the Pension Plan, to determine the present value of the Vested Accrued Benefit assuming the Vested Accrued Benefit to be fully vested (whether it is or not), as of the end of this Plan (including the Program) Year coincident with or last preceding the request, of all Participants and Beneficiaries of deceased Participants for which all Companies are or will be obligated to make payments under this Plan (including the Program). If the fair market value of the assets held in the trust, as determined by the Trustee as of that same date, exceeds the total of the Vested Accrued Benefits of all Participants and Beneficiaries under this Plan (including the Program) by 25%, any Company may direct the trustee to return to such Company its proportionate part of the assets which are in excess of 125% of the Vested Accrued Benefits under this Plan (including the Program). Each Company’s share of the excess assets shall be the Participants’ present value of the Vested Accrued Benefit earned while in the employ of that Company as compared to the total of the present value of the Vested Accrued Benefits earned by all Participants under this Plan (including the Program) times the excess assets. For this purpose, the present value of the Vested Accrued Benefits under this Plan (including the Program) shall be calculated using the data for the preceding Plan Year brought forward using the assumptions used to determine the actuarially determined costs according to the appropriate Financial Accounting Standards Board pronouncements. If there has been a Change of Control, to determine excess assets, all contributions made prior to the Change of Control shall be subtracted from the fair market value of the assets held in the trust as of the determination date but before the determination is made.
     11.4 Participants Must Rely Only on General Credit of the Company. The Company and the Participants recognize that this Plan (including the Program) is only a general corporate commitment, and that each Participant is merely an unsecured general creditor of the Company with respect to any of the Company’s obligations under this Plan (including the Program), even if the Company, pursuant to Section 11.1, establishes a rabbi trust to fund all or a part of its obligations under this Plan (including the Program).
     11.5 Funding of Benefits for Participants Subject to Canadian Income Tax Laws is Prohibited. No Company employing a Participant whose income is subject to the Canadian tax laws shall be permitted to fund its obligation to that person through any rabbi trust, fund, sinking fund, or other financial vehicle even though under applicable law the assets held to fund the obligation are still subject to the general creditors of the Company.

ARTICLE XII
MISCELLANEOUS
     12.1 Responsibility for Distributions and Withholding of Taxes. The Committee shall furnish information, to the Company last employing the Participant, concerning the amount and form of distribution to any Participant entitled to a distribution so that the Company may make or cause the Rabbi Trust to make the distribution required. The Committee shall also calculate the deductions from the amount of the benefit paid under this Plan (including the Program) for any taxes required to be withheld by federal, state, local, or foreign government and shall cause them to be withheld.
     12.2 Limitation of Rights. Nothing in this Plan (including the Program) shall be construed:
          (a) to give a Participant any right with respect to any benefit except in accordance with the terms of this Plan (including the Program);
          (b) to limit in any way the right of Sysco or a Subsidiary to terminate a Participant’s employment;
          (c) to evidence any agreement or understanding, expressed or implied, that Sysco or a Subsidiary shall employ a Participant in any particular position or for any particular remuneration; or
          (d) to give a Participant or any other person claiming through him any interest or right under this Plan (including the Program) other than that of any unsecured general creditor of the Company.
     12.3 Benefits Dependent upon Compliance with Certain Covenants. The benefits provided to a Participant under this Plan by the Company are dependent upon the Participant’s full compliance with the covenants set forth in Section 7.4.
     12.4 Distributions to Incompetents or Minors. Should a Participant become incompetent or should a Participant designate a Beneficiary who is a minor or incompetent, the Committee is authorized to pay the funds due to the parent of the minor or to the guardian of the minor or incompetent or directly to the minor or to apply those funds for the benefit of the minor or incompetent in any manner the Committee determines in its sole discretion.
     12.5 Nonalienation of Benefits. No right or benefit provided under this Plan (including the Program) is subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge by the Participant, except upon his death to a named Beneficiary as provided in this Plan (including the Program). If any Participant or any Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Plan (including the Program), that right or benefit shall, in the discretion of the Committee, be forfeited. In that event, the Committee may have the Company hold or apply the right or benefit or any part of it to the benefit of the Participant or Beneficiary, his or her spouse, children or other dependents or any of them in any manner and in any proportion the Committee believes to be proper in its sole and absolute discretion, but is not required to do so.
     12.6 Reliance upon Information. The Committee shall not be liable for any decision or action taken in good faith in connection with the administration of this Plan (including the Program). Without limiting the generality of the foregoing, any decision or action taken by the Committee when it relies upon information supplied it by any officer of the Company, the Company’s legal counsel, the Company’s actuary, the Company’s independent accountants or other advisors in connection with the administration of this Plan (including the Program) shall be deemed to have been taken in good faith.
     12.7 Amendment Applicable to Active Participants Only Unless it Provides Otherwise. No benefit which has accrued to any Participant who has died, retired, become disabled or separated or who is a Frozen Participant prior to the execution of an amendment shall be changed in amount or subject to any adjustment provided in that amendment unless the amendment specifically provides that it shall apply to those persons and it does not have the effect of reducing those persons Vested Accrued Benefit as then fixed without their consent.
     12.8 Severability. If any term, provision, covenant or condition of this Plan (including the Program) is held to be invalid, void or otherwise unenforceable, the rest of this Plan (including the Program) shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.
     12.9 Notice. Any notice or filing required or permitted to be given to the Committee or a Participant shall be sufficient if in writing and hand delivered or sent by U.S. mail to the principal office of the Company or to the residential mailing address of the Participant. Notice shall be deemed to be given as of the date of hand delivery or if delivery is by mail, as of the date shown on the postmark.
     12.10 Gender and Number. If the context requires it, words of one gender when used in this Plan (including the Program) shall include the other genders, and words used in the singular or plural shall include the other.
     12.11 Governing Law. This Plan (including the Program) shall be construed, administered and governed in all respects by the laws of the State of Delaware. Consistent with Section 7.6(e), the Participant and the Company agree that subject to the provisions of Sections 7.6(a) through 7.6(c), the sole and exclusive jurisdiction for any dispute under this Plan (including the Program) shall lie with the AAA’s regional office for the State of Delaware, and the parties hereby waive any jurisdictional or venue-related defense to conducting arbitration at this location.
     12.12 Effective Date. The Supplemental Executive Retirement Plan was originally effective as of July 3, 1988. This Ninth Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan is effective as of June 27, 2009.

     12.13 Compliance with Section 409A. This Plan (including the Program) is intended to comply with Section 409A of the Code in both form and operation, and any ambiguities herein shall be interpreted, to the extent possible, in a manner that complies with Section 409A.

     IN WITNESS WHEREOF, Sysco has executed this document on this September 24, 2009, effective as of June 27, 2009.

SYSCO CORPORATION

By:	/s/ Michael C. Nichols

Name:	Michael C. Nichols
Title:	Sr. Vice President, General Counsel and Corporate Secretary

EXHIBIT A
TO THE NINTH AMENDED AND RESTATED
SYSCO CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
SUPPLEMENTAL PLANS
Non-qualified defined benefit plans, other than the Program, subject to offset under Section 4.1(g)
None
Non-qualified defined contribution plans subject to offset under Section 4.1(h)
Sysco Corporation Canadian Executive Capital Accumulation Plan

EXHIBIT B
TO THE NINTH AMENDED AND RESTATED
SYSCO CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
DEATH BENEFIT ADJUSTMENTS
1. Non-Qualified Defined Contribution Plans Listed on Exhibit A. The following adjustments shall be made to the death benefits payable under this Plan, in the event the Participant is participating in one or more non-qualified defined contribution plans listed on Exhibit A of the Plan:
     (a) Adjustment to Death Benefit Payable under Section 6.2. The death benefit payable to a Participant’s Beneficiary pursuant to Section 6.2 shall be reduced in recognition of the death benefit payable from the applicable non-qualified defined contribution plan(s). The amount of the reduction shall equal the annual benefit payable for ten (10) years certain that could be provided on an Actuarially Equivalent basis by the account balance payable as a death benefit under the applicable non-qualified defined contribution plan(s).
     (b) Adjustment to Death Benefit Payable under Section 6.3. If the applicable death benefit under Section 6.3 is based on the value determined under Section 6.3(a)(i)(A) or 6.3(a)(ii)(A), the death benefit payable to a Participant’s Beneficiary under this Plan shall be reduced in recognition of the death benefit payable from the applicable non-qualified defined contribution plan(s). The amount of the reduction shall equal the monthly benefit payable for ten years certain and life thereafter that could be provided on an Actuarially Equivalent basis by the account balance payable as a death benefit under the applicable non-qualified defined contribution plan(s).

APPENDIX I

FIRST AMENDED AND RESTATED
SYSCO CORPORATION
MIP RETIREMENT PROGRAM
Effective June 27, 2009

i

ii

Page
12.9 Notice	34
12.10 Gender and Number	34
12.11 Governing Law	34
12.12 Effective Date	34
12.13 Compliance with Section 409A	35

iii

FIRST AMENDED AND RESTATED
SYSCO CORPORATION
MIP RETIREMENT PROGRAM
     WHEREAS, Sysco Corporation sponsors and maintains the Supplemental Executive Retirement Plan (the “SERP”) to provide certain highly compensated management personnel a supplement to their retirement pay so as to retain their loyalty and to offer a further incentive to them to maintain and increase their standard of performance;
     WHEREAS, effective as of June 29, 2008, Sysco Corporation amended and restated the SERP to, among other things, adopt the Sysco Corporation MIP Retirement Program (the “Current Program”), which is attached as Appendix I to the Eighth Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan (the “Current Plan”);
     WHEREAS, pursuant to Section 10.1 of the Current Plan, the Board of Directors, the Committee or their designees may amend the Current Plan (including the Current Program) by an instrument in writing;
     WHEREAS, the Committee has determined that it is in the best interests of Sysco and its stockholders to amend and restate the Current Program to: (i) incorporate such changes as are necessary to address the adoption of the Sysco Corporation Canadian Executive Capital Accumulation Plan (“CECAP”) in order to avoid the duplication of benefits for executives who participate in both the Program and CECAP; (ii) clarify the order in which the parachute payment cutback provisions will apply to the Program following the adoption of CECAP in the event of a change of control of Sysco; (iii) clarify the definition of the bonus that may be included in the calculation of a participant’s earnings under the Program; (iv) clarify the calculation of the bonus cap applicable to a Participant’s annual bonus for purposes of determining the Participant’s earnings for a plan year; (v) modify the transfer provisions to conform with foreign tax requirements; and (vi) clarify certain administrative procedures to ease administration of the Program and ensure compliance with Section 409A of the Code
     NOW, THEREFORE, Sysco Corporation hereby adopts the First Amended and Restated Sysco Corporation MIP Retirement Program, effective as of June 27, 2009, as follows:

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ARTICLE I
DEFINITIONS
     1.1 401(k) Plan. “401(k) Plan” means the Sysco Corporation Employees 401(k) Plan, a defined contribution plan qualified under Section 401(a) of the Code, any U.S. tax-qualified defined contribution plan successor thereto and any other such plan sponsored by Sysco or a Subsidiary.
     1.2 Accrued Benefit. “Accrued Benefit” shall have the meaning set forth in Section 4.2 of this Program.
     1.3 Active Participant. “Active Participant” means a Participant in the employ of the Company who is not a Frozen Participant.
     1.4 Actuarial Equivalence or Actuarially Equivalent. “Actuarial Equivalence” shall be determined on the basis of the mortality and interest rate assumptions used in computing annuity benefits under the Pension Plan. If there is no Pension Plan in effect at the time any such determination is made, the actuarial assumptions to be used shall be selected by an actuarial firm chosen by the Committee. Such actuarial firm shall select such actuarial assumptions as would be appropriate for the Pension Plan if the Pension Plan had remained in existence with its last participant census. “Actuarially Equivalent” means equality in value of the aggregate amounts expected to be received under different forms of payment based on the mortality and interest rate assumptions specified for purposes of Actuarial Equivalence.
     1.5 Affiliate. “Affiliate” means any entity with respect to which Sysco beneficially owns, directly or indirectly, at least 50% of the total voting power of the interests of such entity and at least 50% of the total value of the interests of such entity.
     1.6 Annual Compensation Limit. “Annual Compensation Limit” shall have the meaning set forth in Section 4.1(a) of this Program.
     1.7 Annuity. “Annuity” means a monthly annuity for the life of the Participant with a ten (10) year certain period. Except as provided in Section 4.5 of this Program, a Participant’s Vested Accrued Benefit and Retirement Benefit are expressed in the form of an Annuity.
     1.8 Beneficiary. “Beneficiary” means a person or entity designated by the Participant under the terms of this Program to receive any amounts distributed under this Program upon the death of the Participant.
     1.9 Benefit Commencement Date. “Benefit Commencement Date” means the first date the Participant’s benefits are payable under Section 4.1(c) of this Program, without regard to any delay under either Section 4.6 or Section 4.7 of this Program.

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     1.10 Board of Directors. “Board of Directors” means the Board of Directors of Sysco.
     1.11 Change of Control. “Change of Control” means the occurrence of one or more of the following events:
          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Act) of 20% or more of either (i) the then-outstanding shares of Sysco common stock (the “Outstanding Sysco Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of Sysco entitled to vote generally in the election of directors (the “Outstanding Sysco Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control:  (1) any acquisition directly from Sysco, (2) any acquisition by Sysco, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Sysco or any Affiliate, or (4) any acquisition by any corporation pursuant to a transaction that complies with Sections (c)(i), (c)(ii) and (c)(iii), below;
          (b) Individuals who, as of July 1, 2009, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to July 1, 2009 whose election, or nomination for election by Sysco’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;
          (c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Sysco or any of its Affiliates, a sale or other disposition of all or substantially all of the assets of Sysco, or the acquisition of assets or stock of another entity by Sysco or any of its Affiliates (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Sysco Common Stock and the Outstanding Sysco Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns Sysco or all or substantially all of Sysco’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Sysco Common Stock and the Outstanding Sysco Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Sysco or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the

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corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or
          (d) Approval by the stockholders of Sysco of a complete liquidation or dissolution of Sysco.
     1.12 Change of Control Period. “Change of Control Period” shall have the meaning set forth in Section 7.3(d) of this Program.
     1.13 Code. “Code” means the Internal Revenue Code of 1986, as amended.
     1.14 Committee. “Committee” means the committee administering the Plan (including this Program).
     1.15 Company. “Company” means Sysco and any Subsidiary other than a Non-Participating Subsidiary.
     1.16 Compensation. “Compensation” shall have the meaning set forth in Section 4.1(a) of this Program.
     1.17 Death Benefit Eligible Earnings. “Death Benefit Eligible Earnings” shall have the meaning set forth in Section 6.1(a) of this Program.
     1.18 Deferred Retirement Benefit. “Deferred Retirement Benefit” shall have the meaning set forth in Section 4.1(c) of this Program.
     1.19 Determination Date. “Determination Date” means the date as of which a Participant’s Vested Accrued Benefit is calculated. The Determination Date for determining a Participant’s Retirement Benefit under Article IV of this Program shall be the date of the Participant’s Retirement or Vested Separation from Sysco and its Subsidiaries.
     1.20 EDCP. “EDCP” means the Sysco Corporation Executive Deferred Compensation Plan, as it may be amended from time to time, and any successor plan thereto.
     1.21 Eligible Earnings. “Eligible Earnings” shall have the meaning set forth in Section 4.1(b) of this Program.
     1.22 ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

4

     1.23 For Cause Event. “For Cause Event” shall have the meaning set forth in Section 7.3(a) of this Program.
     1.24 Frozen Participant. “Frozen Participant” shall have the meaning set forth in Section 2.2 of this Program.
     1.25 Joint and Survivor Annuity. “Joint and Survivor Annuity” means a joint and two-thirds survivor monthly annuity with a ten (10) year certain period that is the Actuarial Equivalent of an Annuity. This annuity is payable during the joint lives of the Participant and his spouse, and a monthly annuity shall continue for the life of the survivor in an amount equal to two-thirds of the monthly amount provided during their joint lives. Notwithstanding the above, during the ten (10) year certain period, there shall be no reduction in the amount of such payment regardless of the death of either or both the Participant and his spouse.
     1.26 Management Incentive Plan or MIP. “Management Incentive Plan” or “MIP” means the Sysco Corporation 2005 Management Incentive Plan, as amended and restated, as it may be amended from time to time, and any successor plan thereto.
     1.27 Minimum Vested Accrued Benefit. “Minimum Vested Accrued Benefit” shall have the meaning set forth in Section 10.2(a) of this Program.
     1.28 MIP Bonus. “MIP Bonus” means all or a portion of the bonus payable to the Participant under the MIP, other than MIP Additional Bonuses (as defined in the MIP), or any amounts payable to the Participant as a substitute for or in lieu of such Participant’s MIP bonus for a fiscal year (but excluding any amounts paid as a substitute for or in lieu of such MIP bonus pursuant to a severance agreement or other arrangement providing for post-termination benefits, unless otherwise determined by the Committee).
     1.29 Non-Participating Subsidiary. “Non-Participating Subsidiary” means a Subsidiary that has not adopted this Program pursuant to Article IX of this Program.
     1.30 Normal Retirement Date. “Normal Retirement Date” shall have the meaning set forth in Section 4.1(d) of this Program.
     1.31 Participant. “Participant” means an employee of a Company who is eligible for and is participating in this Program and any other current or former employee of Sysco and its Subsidiaries who is entitled to a benefit under this Program. Unless otherwise specified herein, references to a Participant or Participants shall include both Active Participants and Frozen Participants.
     1.32 Pension Plan. “Pension Plan” means the Sysco Corporation Retirement Plan, a defined benefit plan qualified under Section 401(a) of the Code, and any U.S. tax-qualified defined benefit pension plan successor thereto.

5

     1.33 Plan. “Plan” means the Ninth Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan, as it may be amended from time to time. Unless otherwise specified herein, references herein to the Plan shall refer to the Supplemental Executive Retirement Plan only and not this Program.
     1.34 Plan Year. “Plan Year” means the period that coincides with the fiscal year of Sysco. Sysco has a 52/53 week fiscal year beginning on the Sunday next following the Saturday closest to June 30th of each calendar year.
     1.35 Program. “Program” means this First Amended and Restated Sysco Corporation MIP Retirement Program, which constitutes Appendix I to the Ninth Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan, as it may be amended from time to time.
     1.36 Retired Participant. “Retired Participant” shall have the meaning set forth in Section 6.1(b) of this Program.
     1.37 Retirement. “Retirement” shall have the meaning set forth in Section 4.1(e) of this Program.
     1.38 Retirement Benefit. “Retirement Benefit” shall have the meaning set forth in Section 4.1(f) of this Program.
     1.39 Section 125 Cafeteria Plan. “Section 125 Cafeteria Plan” means the Sysco Corporation Pretax Premium and Reimbursement Account Plan, a “cafeteria plan” qualified under Section 125 of the Code, any successor plan thereto and any other such plan maintained by Sysco or a Subsidiary.
     1.40 Section 409A. “Section 409A” means Section 409A of the Code and any guidance promulgated thereunder.
     1.41 Securities Act. “Securities Act” means the Securities Exchange Act of 1934, as amended from time to time.
     1.42 Separation from Service. “Separation from Service” means a “separation from service” within the meaning of Section 409A. A Participant shall have experienced a “separation from service” as a result of a termination of employment if the level of bona fide services performed by the Participant for Sysco or a Subsidiary decreases to a level equal to twenty-five percent (25%) or less of the average level of services performed by the Participant during the immediately preceding thirty-six (36) month period, taking into account any periods of performance excluded by Section 409A.
     1.43 Specified Employee. “Specified Employee” means a “specified employee” as defined in Section 409A (a)(2)(B)(i) of the Code. By way of clarification, a “specified employee” means a “key employee” (as defined in Section 416(i) of the Code, disregarding Section 416(i)(5) of the Code) of the Company. A Participant shall be

6

treated as a key employee if he meets the requirements of Section 416(i)(1)(A)(i), (ii), or (iii) of the Code (applied in accordance with the Treasury Regulations thereunder and disregarding Section 416(i)(5) of the Code) at any time during the twelve (12) month period ending on an Identification Date (as defined below). If a Participant is a key employee as of an Identification Date, he shall be treated as a Specified Employee for the twelve (12) month period beginning on the first day of the fourth month following such Identification Date. For purposes of any “Specified Employee” determination hereunder, the “Identification Date” shall mean December 31. The Committee may in its discretion amend the Plan to change the Identification Date, provided that any change to the Plan’s Identification Date shall not take effect for at least twelve (12) months after the date of the Plan amendment authorizing such change.
     1.44 Subsidiary. “Subsidiary” means (a) any corporation which is a member of a “controlled group of corporations” which includes Sysco, as defined in Section 414(b) of the Code, (b) any trade or business under “common control” with Sysco, as defined in Section 414(c) of the Code, (c) any organization which is a member of an “affiliated service group” which includes Sysco, as defined in Section 414(m) of the Code, (d) any other entity required to be aggregated with Sysco pursuant to Section 414(o) of the Code, and (e) any other organization or employment location designated as a “Subsidiary” by resolution of the Board of Directors.
     1.45 Supplemental Plan(s). “Supplemental Plan(s)” means those non-qualified deferred compensation arrangements sponsored by Sysco or any Subsidiary (or any company for which the Participant worked that was acquired by Sysco or a Subsidiary) other than the Plan and approved by the Committee. All such plans shall be listed on Exhibit A, attached hereto.
     1.46 Sysco. “Sysco” means Sysco Corporation, the sponsor of the Plan (including this Program).
     1.47 Three-Year Final Average Compensation. “Three-Year Final Average Compensation” shall have the meaning set forth in Section 6.1(c) of this Program.
     1.48 Total Payments. “Total Payments” means all payments or benefits received or to be received by a Participant in connection with a “change of control” (within the meaning of Section 280G of the Code) of Sysco under the terms of this Program, the Plan, and Supplemental Plan(s) or the EDCP, and in connection with a change of control of Sysco under the terms of any stock option plan or any other plan, arrangement or agreement with the Company, its successors, any person whose actions result in a change of control or any person affiliated with the Company or who as a result of the completion of transactions causing a change of control become affiliated with the Company within the meaning of Section 1504 of the Code, taken collectively.
     1.49 Vested Accrued Benefit. “Vested Accrued Benefit” shall have the meaning set forth in Section 4.3 of this Program.
     1.50 Vested Percentage. “Vested Percentage” shall mean the Participant’s vested percentage determined in accordance with Article III of this Program.

7

     1.51 Vested Separated Participant. “Vested Separated Participant” shall have the meaning set forth in Section 6.1(d) of this Program.
     1.52 Vested Separation. “Vested Separation” shall have the meaning set forth in Section 4.1(g) of this Program.
     1.53 Vesting Service. “Vesting Service” means service with Sysco and its Subsidiaries (including pre-acquisition service) for which a Participant is awarded “credited service” under the Pension Plan for vesting purposes or would have been awarded credited service under the Pension Plan for vesting purposes if the Participant were covered under the Pension Plan.

8

ARTICLE II
ELIGIBILITY & CONTINUED PARTICIPATION
     2.1 Initial Eligibility. Those individuals who first become MIP participants after June 28, 2008, and who are not otherwise eligible to participate in the Plan, shall be eligible to participate in this Program; provided however, that an otherwise eligible MIP participant shall not participate in this Program if (a) the Subsidiary employing such Participant is a Non-Participating Subsidiary; and/or (b) either the Committee, Sysco’s Chief Executive Officer or Sysco’s Chief Operating Officer, in its/his sole discretion, otherwise excludes such MIP participant from participating in this Program. If an otherwise eligible MIP participant was excluded from participation in this Program by reason of clause (b), above, and subsequently becomes a Participant in this Program by action of either the Committee, Sysco’s Chief Executive Officer or Sysco’s Chief Operating Officer, the period over which such Participant shall accrue benefits and the Participant’s Compensation (as defined in Section 4.1(a)) under this Program for such period, shall be determined in the sole discretion of either the Committee, Sysco’s Chief Executive Officer or Sysco’s Chief Operating Officer.
     2.2 Frozen Participation. An Active Participant shall have his participation frozen (a “Frozen Participant”) as of the earliest of the date (i) he ceases to be a MIP participant, (ii) he transfers from the Company to a Non-Participating Subsidiary; or (iii) unless otherwise determined by the Committee, his income from Sysco or a Subsidiary becomes subject to foreign tax laws. Article V of this Program sets forth special rules that apply to Frozen Participants.
     2.3 Continued Participation Following Transfer to the Plan. If an Active Participant subsequently becomes a participant in the Plan, such Participant shall continue to accrue benefits subject to the terms of this Program.
     2.4 Benefits upon Re-Employment. If a Retired or Vested Separated Participant is subsequently re-employed by Sysco or an Affiliate, the re-employed Participant’s status shall remain that of a Retired or Vested Separated Participant for all purposes under this Program and distributions to such Participant shall commence as provided under Section 4.4 without regard to his re-employment or, in the case of a Retired or Vested Separated Participant who is receiving distributions from this Program as of his re-employment date, such payments shall continue unchanged during his period of re-employment. The re-employed Participant’s status shall remain that of a Retired or Vested Separated Participant for all purposes under this Program and, except as otherwise determined by the Committee, such Participant shall accrue no additional benefits following re-employment.

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ARTICLE III
VESTING
     3.1 Vesting. A Participant, while employed by Sysco or a Subsidiary, shall become 100% vested in his Accrued Benefit on the earliest to occur of:
          (a) the first date that the Participant is at least age fifty-five (55) and has at least ten (10) years of Vesting Service;
          (b) the date that the Participant reaches age sixty-five (65); or
          (c) subject to Section 7.5 of this Program, upon a Change of Control.
     3.2 Committee Discretion. Notwithstanding Section 3.1 above, the Committee, in its sole discretion, may grant a Participant vesting in his Accrued Benefit at any percentage not to exceed 100%.

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ARTICLE IV
ACCRUED BENEFIT & RETIREMENT BENEFIT
     4.1 Definitions. The following definitions are used in this Article IV:
          (a) Compensation. “Compensation” means the following:
               (i) For a calendar year prior to the calendar year in which a Participant first becomes a MIP participant, the Participant’s “eligible earnings,” as such term is defined in the Pension Plan without regard to the Annual Compensation Limit. For purposes of this Program “Annual Compensation Limit” shall mean the annual compensation limit under Section 401(a)(17) of the Code and as described under Sections 1.06(d) and (e) of the Pension Plan.
               (ii) For a calendar year during which the Participant is, at any time, a MIP participant, the sum of the Participant’s:
                    (A) base salary actually paid to the Participant during such calendar year, and including any base salary deferred under any of the following: (x) the 401(k) Plan, (y) the Section 125 Cafeteria Plan, and (z) the EDCP; and
                    (B) the MIP Bonus earned by the Participant with respect to the fiscal year of Sysco ending in any such calendar year, without regard to whether or not such MIP Bonus was deferred under the EDCP; provided, however, the amount of the MIP Bonus included as Compensation for any calendar year shall not exceed 150% of the Participant’s rate of base salary in effect on the last day of the fiscal year for which such MIP Bonus is payable.
               (iii) Notwithstanding the foregoing, Compensation shall be disregarded, as applicable, for periods:
                    (A) prior to July 2, 1989;
                    (B) prior to the Participant’s first date of hire by Sysco or its Subsidiaries or, if later, the date of acquisition by Sysco of a Subsidiary for which the Participant then worked;
                    (C) during which a Participant is a Frozen Participant, except as provided in Section 5.3;
                    (D) for which Vesting Service is forfeited under the Pension Plan following a period of severance; and

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                    (E) in the case of an otherwise eligible MIP participant who was previously excluded from participation in this Program by reason of Section 2.1(b) of this Program, during such periods as either the Committee, Sysco’s Chief Executive Officer or Sysco’s Chief Operating Officer shall determine in its/his sole discretion.
                    (F) unless otherwise determined by the Committee, during which a Participant’s income from Sysco or a Subsidiary was subject to foreign tax laws. Notwithstanding the foregoing, a Participant’s Compensation shall be excluded for periods during which his income from Sysco or a Subsidiary was subject to Canadian tax laws, other than during periods in which such Participant was on a Temporary Assignment.
          (b) Eligible Earnings. “Eligible Earnings” means the aggregate of the excess of a Participant’s Compensation for each calendar year during the period such Participant is accruing benefits under this Program over the Annual Compensation Limit with respect to each such calendar year; provided, however, such Annual Compensation Limit shall be ignored for periods during which the Participant did not accrue benefits under the Pension Plan and provided, further, the Annual Compensation Limit shall be prorated for any short plan year under the Pension Plan.
          (c) Benefit Commencement Date. “Benefit Commencement Date” means the first day of the month coinciding with or next following the date determined as follows: (i) if the Participant has at least ten (10) years of Vesting Service as of the Participant’s actual Retirement or Vested Separation date, the later of age fifty-five (55) or the Participant’s actual Retirement or Vested Separation date; or (ii) the later of age sixty-five (65) or the Participant’s actual Retirement or Vested Separation date. If a Participant’s Benefit Commencement Date is other than the first day of the month coinciding with or next following the Participant’s actual Retirement or Vested Separation date such Participant’s Retirement Benefit shall be referred to herein as a “Deferred Retirement Benefit.”
          (d) Normal Retirement Date. “Normal Retirement Date” means the first day of the month coincident with or next following the Participant’s sixty-fifth (65th) birthday or actual Retirement date, whichever is later.
          (e) Retirement. “Retirement” means the Participant’s Separation from Service from Sysco or its Subsidiaries other than for death, provided that at the time of such Separation from Service, the Participant is (i) at least age fifty-five (55) and has at least ten (10) years of Vesting Service; or (ii) at least age sixty-five (65).
          (f) Retirement Benefit. “Retirement Benefit” means the benefit paid to a Participant, at the time(s) and in the amount determined under this Article IV, as a result of a Participant’s Retirement or Vested Separation.
          (g) Vested Separation. “Vested Separation” means the Participant’s Separation from Service from Sysco or its Subsidiaries, other than upon Retirement or death, if, at the time of the Participant’s Separation from Service the Participant has a Vested Accrued Benefit.

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     4.2 Accrued Benefit. “Accrued Benefit” means, as of any Determination Date, a monthly benefit payable as of the Participant’s Normal Retirement Date equal to (a) one and one-half percent (1.5%) times the Participant’s Eligible Earnings, divided by (b) twelve (12).
     4.3 Vested Accrued Benefit. “Vested Accrued Benefit” means, as of any Determination Date, the Participant’s Vested Percentage multiplied by his Accrued Benefit.
     4.4 Retirement Benefit. A Participant shall be entitled to his Vested Accrued Benefit commencing on his Benefit Commencement Date; provided, however, the Vested Accrued Benefit will be reduced by 5/9ths of one percent (1%) for each of the first sixty (60) calendar months and 5/18ths of one percent (1%) for each of the next sixty (60) calendar months by which the Benefit Commencement Date precedes the Participant’s Normal Retirement Date.
     4.5 Form of Payment. If, at the time a Participant first becomes eligible to participate in this Program, the Participant is: (i) not married, the Retirement Benefit will be paid in the form of an Annuity; or (ii) married, the Retirement Benefit will be paid in the form of a Joint and Survivor Annuity which is Actuarially Equivalent to the Annuity. Notwithstanding the foregoing, at any time after a Participant’s Separation from Service but prior to the time any annuity payment has been made to the Participant under this Program, the Committee may change the form of payment of a Participant’s Retirement Benefit between an Annuity and a Joint and Survivor Annuity based upon the marital status of such Participant as the date of such change, and such change shall become immediately effective; provided that such change shall become effective only if the Annuity and Joint and Survivor Annuity are “actuarially equivalent life annuities” within the meaning of Section 409A.
     4.6 Administrative Delay. Except as required under Section 4.7, payment of the Participant’s Retirement Benefit shall begin on the Benefit Commencement Date set forth in Section 4.5 or the first day of the month as soon as administratively practicable thereafter but in no event later than the last day of the taxable year in which the Benefit Commencement Date occurs, or if later within two and one-half (2 1/2) months of the Benefit Commencement Date, unless an exception under Section 409A applies. The aggregate amount of any delayed payments, without interest, shall be paid to the Participant on such delayed commencement date.
     4.7 Delay of Payments under Section 409A of the Code. Notwithstanding the above, the distribution of a Retirement Benefit under Section 4.4 above to a Participant who is a Specified Employee shall not commence earlier than the date that is six (6) months after the date of such Participant’s Retirement or Vested Separation if such earlier commencement would result in the imposition of the excise tax under Section 409A. If distributions to a Participant are so delayed, such distributions shall commence at the later of (a) the first day of the month coincident with or next following the date that is six (6) months after the Participant’s Retirement or Vested Separation; or (b) the Participant’s Benefit Commencement Date. If a Participant’s distributions are delayed by reason of clause (a), above, the aggregate amount of any such delayed payments, together with interest on such delayed payments (calculated using the interest rate used for determining Actuarial Equivalence), shall be paid to the Participant on such delayed commencement date.

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ARTICLE V
FROZEN PARTICIPATION
     5.1 In General. This Article V provides special rules that apply to a Participant who is a Frozen Participant. To the extent that this Article V or other provisions of this Program do not otherwise specify, such Participant shall be treated as any other Participant to the extent necessary to implement this Article V.
     5.2 Frozen Participation.
          (a) Vesting Service and Age Credit. During the period of time during which his participation is frozen, a Frozen Participant shall continue to be awarded Vesting Service and age credit.
          (b) Eligible Earnings. Except as provided in Section 5.3 below, a Participant’s Compensation during the period that such Participant is a Frozen Participant shall not be included in the calculation of such Participant’s Eligible Earnings.
     5.3 Frozen Participation Deemed Active Participation. Except as otherwise provided in this Section 5.3, for all purposes of this Program, a Frozen Participant shall be treated as if his participation had never been frozen if: (a) he remains an employee of Sysco or its Subsidiaries after his participation is frozen and subsequently becomes an Active Participant in this Program, or (b) his participation is frozen after a Change of Control and he dies or is terminated from the employ of Sysco or its Subsidiaries by the then management within four (4) years after that Change of Control. Notwithstanding the foregoing, unless otherwise determined by the Committee in its sole discretion, this Section 5.3 shall not apply to a Frozen Participant whose participation was frozen by reason of his income from Sysco or a Subsidiary becoming subject to foreign tax laws.

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ARTICLE VI
DEATH BENEFIT
     6.1 Definitions. The following definitions are used in this Article VI:
          (a) Death Benefit Eligible Earnings. “Death Benefit Eligible Earnings” for a Plan Year shall mean the sum of (i) the annual rate of the Participant’s base salary as of his last day of employment during the applicable Plan Year, and (ii) the cash bonus earned by the Participant under the MIP, other than MIP Additional Bonuses (as defined in the MIP), with respect to such Plan Year, without regard to whether or not such MIP bonus was deferred under the EDCP.
          (b) Retired Participant. “Retired Participant” means a Participant (i) whose Benefit Commencement Date has occurred but who has not yet received his first benefit payment hereunder or (ii) who is receiving benefit payments hereunder.
          (c) Three-Year Final Average Compensation. “Three-Year Final Average Compensation” means the annual average of the Participant’s Death Benefit Eligible Earnings for the three (3) Plan Years (excluding those Plan Years in which the Participant does not have any Death Benefit Eligible Earnings) ending immediately before or coincident with the Participant’s date of death. Unless otherwise provided herein, the Plan Year in which the Participant was originally hired shall be disregarded if he was hired after the first business day of such Plan Year. Similarly, the Plan Year in which death occurs shall be disregarded if death occurs before the last business day of such Plan Year. If the Participant does not have three (3) Plan Years of Death Benefit Eligible Earnings, the Participant’s Three-Year Final Average Compensation shall be based on the annual average of Death Benefit Eligible Earnings for the available Plan Years ending immediately before or coincident with the Participant’s date of death. If all Plan Years have been excluded (i.e. there are no “available” Plan Years), Three-Year Final Average Compensation shall mean the Participant’s Death Benefit Eligible Earnings in the Plan Year in which he was originally hired.
          (d) Vested Separated Participant. “Vested Separated Participant” means a Participant who is entitled to a Deferred Retirement Benefit and whose Benefit Commencement Date has not occurred.
     6.2 Death of Active Participant Prior to Age 55. Except as otherwise provided in this Section 6.2, if an Active Participant dies prior to attaining age fifty-five (55), such Participant’s spouse or other Beneficiary shall be entitled to receive an annual death benefit for a period of ten (10) years with the first installment commencing on the first day of the month coincident with or next following the Participant’s death. Each of the remaining nine (9) installments shall be payable on the annual anniversary of the date of such first payment. The amount of each installment of the annual death benefit shall equal twenty-five percent (25%) of the Participant’s Three-Year Final Average Compensation. Notwithstanding the foregoing, if an Active Participant also participates in one or more of the Plan and/or Supplemental Plan(s), the Participant’s death benefit shall be adjusted as follows

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          (a) Participation in this Program and the Plan. If an Active Participant also participates in the Plan at the time of his death, such Participant shall be entitled to the death benefit provided under the Plan and not this Program.
          (b) Participation in this Program and a Supplemental Plan. If an Active Participant also participates or participated in one or more of the Supplemental Plan(s), the death benefit payable from this Program shall be reduced as provided on Exhibit B.
     6.3 Death of Active Participant after Age 55. If an Active Participant dies after attaining age fifty-five (55), such Participant’s spouse or other Beneficiary shall be entitled to a monthly annuity payable for life with a ten (10) year certain period commencing on the first day of the month coincident with or next following the Participant’s death. Such monthly annuity shall be Actuarially Equivalent to the combined single-sum value of the death benefit under this Program and the Plan, determined as follows:
          (a) Combined Value of Death Benefit under the Plan and this Program. The combined single-sum value of the death benefit payable under this Program and the Plan shall equal the greater of the Actuarially Equivalent single-sum value of:
               (i) the death benefit that would be payable under Section 6.2 of this Program if the age condition did not apply, or
               (ii) the sum of (A) the Retirement Benefit that would have been payable under Section 4.4 of this Program assuming the Participant had retired on his date of death (with applicable reductions as provided under Section 4.4 of this Program even if the Participant was not eligible for immediate commencement of a Retirement Benefit), and (B) in the case of an Active Participant who also participates in the Plan, the retirement benefit under Section 6.3(a)(i)(B)(x) of the Plan or the hypothetical immediate annuity under Section 6.3(a)(ii)(B)(x) of the Plan, as applicable.
          (b) Allocation of Death Benefit between Plan and this Program. If the Active Participant also participates in the Plan at the time of his death and the resulting death benefit equals the amount determined under Section 6.3(a)(i) above, the value of the death benefit under Section 6.3(a)(i)(A) of the Plan shall be paid under the Plan and no additional death benefit shall be paid under this Program. Otherwise, the value of the death benefit determined under Section 6.3(a)(ii)(A) of this Program shall be paid under this Program and the value of the death benefit determined under Section 6.3(a)(ii)(B) of this Program shall be paid under the Plan.
          (c) Participation in this Program and a Supplemental Plan. If an Active Participant also participates or participated in one or more of the Supplemental Plan(s), the death benefit payable from this Program shall be reduced as provided on Exhibit B.

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     6.4 Death after a Change of Control that Occurs while an Active Participant . If a Participant is (a) an Active Participant when a Change of Control occurs, (b) continues as an Active Participant or becomes a Vested Separated Participant and (c) dies within four (4) years following such Change of Control, a death benefit shall be payable to such Participant’s spouse or other Beneficiary. The death benefit shall be determined under Section 6.2 or 6.3 of this Program, as applicable, based on such Active or Vested Separated Participant’s age as of his date of death and modified as follows:
          (a) Three-Year Final Average Compensation for purposes of Section 6.1(c) of this Program shall be determined as of the Active Participant’s date of death or Vested Separated Participant’s Retirement or Vested Separation date.
          (b) The Determination Date of the Participant’s Retirement Benefit under Article IV of this Program for purposes of Section 6.3 of this Program shall be the Active Participant’s date of death or Vested Separated Participant’s Retirement or Vested Separation date.
     6.5 Death of Frozen Participant. If a Frozen Participant dies while in the employ of Sysco or a Subsidiary prior to attaining age fifty-five (55), such Frozen Participant’s Beneficiary shall not be entitled to a death benefit under this Program. If a Frozen Participant dies while in the employ of Sysco or a Subsidiary on or after attaining age fifty-five (55) and such Frozen Participant has a Vested Accrued Benefit, the Frozen Participant’s spouse or other Beneficiary shall be entitled to a monthly annuity payable for life with a ten (10) year certain period commencing on the first day of the month coincident with or next following the Frozen Participant’s death. Such monthly annuity shall be Actuarially Equivalent to the single sum value of the survivor’s benefit that would have been payable to the Participant’s spouse or other Beneficiary if the Participant had begun receiving a hypothetical retirement benefit on his date of death. The amount of such hypothetical retirement benefit shall equal the Participant’s Vested Accrued Benefit as of his date of death, reduced, for the period by which the first payment of the death benefit precedes the Participant’s Normal Retirement Date, by 5/9ths of one percent (1%) for each of the first sixty (60) calendar months and 5/18ths of one percent (1%) for each of the next sixty (60) calendar months, adjusted, as applicable, to take into account the form of payment of such Participant’s Retirement Benefit under Section 4.5 of this Program. For purposes of determining the amount of the survivor’s benefit under this Section 6.5, if a Participant’s Retirement Benefit was to be paid in the form of a Joint and Survivor Annuity, and the Participant designated a Beneficiary other than his spouse, his Beneficiary shall be substituted for the Participant’s “spouse” for purposes of conversion to a Joint and Survivor Annuity.
     6.6 Death of Vested Separated Participant. Upon the death of a Vested Separated Participant who was not a Frozen Participant as of his Retirement date or Vested Separation date, such Participant’s spouse or other Beneficiary shall be entitled to a monthly annuity payable for life with a ten (10) year certain period commencing on the first day of the month coincident with or next following the Participant’s death. Subject to Section 6.4, such monthly annuity shall be Actuarially Equivalent to the single sum value of the survivor’s benefit that would have been payable to the Participant’s spouse or other Beneficiary if the Participant had begun receiving a hypothetical

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retirement benefit on his date of death. The amount of such hypothetical retirement benefit shall equal the Participant’s Vested Accrued Benefit as of his Retirement or Vested Separation date, reduced, for the period by which the first payment of the death benefit precedes the Participant’s Normal Retirement Date, by 5/9ths of one percent (1%) for each of the first sixty (60) calendar months, 5/18ths of one percent (1%) for each of the next sixty (60) calendar months and actuarially thereafter (using the assumptions for Actuarial Equivalence) , adjusted, as applicable, to take into account the form of payment of such Participant’s Retirement Benefit under Section 4.5 of this Program. For purposes of determining the amount of the survivor’s benefit under this Section 6.6, if a Participant’s Retirement Benefit was to be paid in the form of a Joint and Survivor Annuity, and the Participant designated a Beneficiary other than his spouse, his Beneficiary shall be substituted for the Participant’s “spouse” for purposes of conversion to a Joint and Survivor Annuity.
     6.7 Death of Retired Participant before or after Commencement of Benefits. If a Retired Participant (a) dies before benefit payments begin and was not a Frozen Participant at the time of Retirement or (b) dies after benefit payments begin, any death benefit that may be payable hereunder is a function of the form of payment applicable to such Retired Participant (“Joint and Survivor Annuity” or “Annuity” as provided under Section 4.5 of this Program), as described below:
          (a) Joint and Survivor Annuity.
               (i) Death of Participant or Spouse during Ten (10) Year Certain Period. If either the Participant or his spouse (but not both) dies before the first benefit payment or during the ten (10) year certain period following the Benefit Commencement Date, the benefit amount payable during their joint lives shall be paid to the survivor for the balance of the ten (10) year certain period and then two-thirds (2/3rds) of that amount shall be paid to the survivor for life.
               (ii) Death of Both Participant and Spouse during Ten (10) Year Certain Period. If both the Participant and his spouse die before the first benefit payment or during the ten (10) year certain period following the Benefit Commencement Date, the benefit amount payable during their joint lives shall be paid to the Participant’s Beneficiary for the balance of the ten (10) year certain period.
               (iii) Cessation of Benefits. No further benefits are payable after the later of (A) the deaths of the Participant and his spouse or (B) the end of the ten (10) year certain period.
               (iv) Spouse. For purposes of this Section 6.7(a), “spouse” refers to the Participant’s spouse whose birth date was used in the calculation of the Joint and Survivor Annuity, even if the Participant is married to a different individual at the time of the Participant’s death.
          (b) Annuity.

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               (i) Death of Participant during Ten (10) Year Certain Period. If the Participant dies before the first benefit payment or during the ten (10) year certain period following the Benefit Commencement Date, the benefit amount shall be paid to the Participant’s Beneficiary for the balance of the ten (10) year certain period.
               (ii) Cessation of Benefits. No further benefits are payable after the later of (a) the death of the Participant or (b) the end of the ten (10) year certain period.
     6.8 Administrative Delay. Death benefits shall commence as of the date set forth in this Article VI or the first day of the month as soon as administratively practicable thereafter but in any event within ninety (90) days of the Participant’s death. The aggregate amount of any such delayed payments, without interest on such delayed payments, shall be paid to the Beneficiary on such delayed commencement date.
     6.9 Beneficiary Designation for Ten (10) Year Certain Period. A Beneficiary designation shall be effective upon receipt by the Committee of a properly executed form which the Committee has approved for that purpose, and shall remain in force until revoked or changed by the Participant. The Participant may, prior to the commencement of benefits under the Plan, from time to time, revoke or change any designation of Beneficiary by filing another approved Beneficiary designation form with the Committee.
          (a) Upon entering the Plan, each Participant shall file with the Committee a designation of one or more Beneficiaries to whom the death benefit provided by Sections 6.2, 6.3, 6.4, 6.5 and 6.6 of this Program shall be payable. Any Beneficiary designation by a married Participant who designates any person or entity other than the Participant’s spouse shall be ineffective unless the Participant’s spouse has indicated consent by completing and signing the applicable spousal consent section of the approved Beneficiary designation form.
          (b) Upon Retirement or Vested Separation and prior to commencement of benefits under Article IV of this Program, the Participant shall designate one or more Beneficiaries to receive the remaining period certain payments, which designation shall be made and modified in accordance with the procedures set forth in this Section 6.9. If the Participant does not designate one or more Beneficiaries to receive the remaining period certain payments, the Beneficiaries designated by the Participant upon entering the Plan shall be the Participant’s Beneficiaries for purposes of the remaining period certain payments. A spouse of a Participant may not change the Beneficiaries designated by the Participant, including the Beneficiaries to whom the remaining period certain payments may be paid. Notwithstanding the preceding sentences of this Section 6.9(b), in the case of a Joint and Survivor Annuity, a Beneficiary designation shall have no effect unless (i) the Participant and the Participant’s spouse both die during the ten (10) year certain period and (ii) if the Participant dies during the ten (10) year certain period and the Beneficiaries designated by the Participant have predeceased the Participant or otherwise ceased to exist, the Participant’s surviving spouse who is receiving the survivor benefit under the Joint and Survivor Annuity may designate the Beneficiaries to receive any remaining guaranteed payments if the spouse should die during the ten (10) year certain period.

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          (c) If there is no valid Beneficiary designation on file with the Committee at the time of the Participant’s death, or if all of the Beneficiaries designated in the last Beneficiary designation have predeceased the Participant or, in the case of an entity, otherwise ceased to exist, the Beneficiary shall be the Participant’s spouse, if the spouse survives the Participant, or otherwise the Participant’s estate. A Beneficiary who is an individual shall be deemed to have predeceased the Participant if the Beneficiary dies within thirty (30) days of the date of the Participant’s death. If any Beneficiary survives the Participant but dies or, in the case of an entity, otherwise ceases to exist, before receiving all payments due under this Article VI, the balance of the payments that would have been paid to that Beneficiary shall, unless the Participant’s Beneficiary designation provides otherwise, be distributed to the deceased individual Beneficiary’s estate or, in the case of an entity, to the Participant’s spouse, if the spouse survives the Participant, or otherwise to the Participant’s estate.

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ARTICLE VII
PROVISIONS RELATING TO ALL BENEFITS
     7.1 Effect of this Article. The provisions of this Article shall control over all other provisions of the Plan (including this Program).
     7.2 Termination of Employment. A Participant’s termination of employment for any reason prior to the Participant’s vesting under Article III of this Program shall cause the Participant and all his Beneficiaries to forfeit all interests in and under this Program, other than any death benefit payable to such Participant’s Beneficiaries under Article VI of this Program.
     7.3 Forfeiture for Cause.
          (a) Forfeiture on Account of Discharge. If the Committee finds, after full consideration of the facts presented on behalf of Sysco or a Subsidiary and a former Participant, that the Participant was discharged by Sysco or a Subsidiary for: (i) fraud, (ii) embezzlement, (iii) theft, (iv) commission of a felony, (v) proven dishonesty in the course of his employment by Sysco or a Subsidiary which damaged Sysco or a Subsidiary, or (vi) disclosing trade secrets of Sysco or a Subsidiary ((i) through (vi) individually and collectively referred to as a “For Cause Event”), the entire Vested Accrued Benefit of the Participant and/or his Beneficiaries shall be forfeited.
          (b) Forfeiture after Commencement of Benefits. If the Committee finds, after full consideration of the facts presented on behalf of Sysco or a Subsidiary and the former Participant, that a former Participant who has begun receiving benefits under the Plan (including this Program) engaged in a For Cause Event during his employment with Sysco or a Subsidiary (even though the Participant was not discharged from Sysco or the Subsidiary for such a For Cause Event), the former Participant’s and/or Beneficiaries’ remaining benefit payments under the Plan (including this Program) shall be forfeited.
          (c) Committee Discretion. The decision of the Committee as to the existence of a For Cause Event shall be final. No decision of the Committee shall affect the finality of the discharge of the Participant by Sysco or the Subsidiary in any manner.
          (d) Special Rule for Change of Control. Notwithstanding the above, the forfeitures created by Sections 7.3(a) and 7.3(b) above shall not apply to a Participant or former Participant who: (i) is discharged during the Plan (including this Program) Year in which a Change of Control occurs, or during the next three (3) succeeding Plan Years following the Plan Year in which a Change of Controls occurs (the “Change of Control Period”) or (ii) during the Change of Control Period is determined by the Committee to have engaged in a For Cause Event, unless an arbitrator selected to review the Committee’s findings agrees with the Committee’s determination to apply the forfeiture. The arbitration shall be governed by the provisions of Section 7.6(e) of this Program.

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     7.4 Forfeiture for Competition. If, at the time a distribution is being made or is to be made to a Participant, the Committee finds, after full consideration of the facts presented on behalf of Sysco or a Subsidiary and the Participant, that the Participant has engaged in any of the conduct set forth in this Section 7.4, the entire benefit remaining to be paid to the Participant and/or his Beneficiaries shall be forfeited, even though it may have been previously vested under any portion of the Plan (including this Program); provided, however, that this Section 7.4 shall not apply to any Participant whose termination of employment from Sysco or a Subsidiary occurs during a Change of Control Period. A forfeiture shall occur if, at any time after his termination of employment from Sysco or a Subsidiary and while any remaining benefit is to be paid to the Participant and/or his Beneficiaries under the Plan (including this Program), and without written consent of Sysco’s Chief Executive Officer or General Counsel, the Participant:
          (a) either directly or indirectly owns, operates, manages, controls, or participates in the ownership, management, operation, or control of, or is employed by, or is paid as a consultant or other independent contractor by, a business which competes with any aspect of the business of Sysco or a Subsidiary by which he was formerly employed (as the scope of Sysco’s or such Subsidiary’s business is defined as of the date of Participant’s termination of employment) in a trade area served by Sysco or the Subsidiary and in which the Participant directly or indirectly represented Sysco or the Subsidiary while employed by it; and the Participant continues to be so engaged ten (10) days after written notice has been given to him by or on behalf of Sysco or the Subsidiary;
          (b) either directly or indirectly owns, operates, manages, controls, or participates in the ownership, management, operation, or control of, or is employed by, or is paid as a consultant or other independent contractor by, a customer or supplier of Sysco or a Subsidiary by which he was formerly employed and with whom the Participant dealt, either directly or indirectly through the supervision of others, on behalf of Sysco or a Subsidiary by which he was formerly employed; and the Participant continues to be so engaged ten (10) days after written notice has been given to him by or on behalf of Sysco or the Subsidiary;
          (c) on behalf of a business which competes with Sysco or a Subsidiary by which he was formerly employed, directly or indirectly markets, solicits or sells to any actual or prospective customer of Sysco or a Subsidiary by which he was formerly employed and with whom the Participant dealt, either directly or indirectly through the supervision of others, on behalf of Sysco or the Subsidiary by which he was formerly employed;
          (d) on behalf of a business which competes with Sysco or a Subsidiary by which he was formerly employed, directly or indirectly markets to, solicits or buys from any supplier of Sysco or a Subsidiary by which he was formerly employed and with whom the Participant dealt, either directly or indirectly through the supervision of others, on behalf of Sysco or the Subsidiary by which he was formerly employed;
          (e) on behalf of a business which competes with Sysco or a Subsidiary by which he was formerly employed, directly or indirectly solicits, offers employment to, hires or otherwise enters into a consulting relationship with any employee of Sysco or any Subsidiary;

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          (f) either (i) fails to return to Sysco or the Subsidiary by which he was formerly employed, within ten (10) days of any request issued to the Participant, any and all trade secrets or confidential information or any portion thereof and all materials relating thereto in his possession, or (ii) fails to hold in confidence or reproduces, distributes, transmits, reverse engineers, decompiles, disassembles, or transfers, directly or indirectly, in any form, by any means, or for any purpose, any Sysco or Subsidiary trade secrets or confidential information or any portion thereof or any materials relating thereto; or
          (g) makes any disparaging comments or accusations detrimental to the reputation, business, or business relationships of Sysco (as reasonably determined by Sysco or a Subsidiary), and the Participant fails to retract such comments or accusations within sixty (60) days after written notice demanding such retraction has been provided to him by or on behalf of Sysco or the Subsidiary.
     7.5 Restrictions on any Portion of Total Payments Determined to be Excess Parachute Payments. If any payment or benefit received or to be received by a Participant in connection with a “change of control” (as defined in Section 280G of the Code and the Treasury Regulations thereunder) of Sysco would either (i) result in such payment not being deductible, whether in whole or in part, by Sysco or any Subsidiary, as a result of Section 280G of the Code, and/or (ii) result in the Participant being subject to the excise tax imposed under Section 4999 of the Code, then the benefits payable under this Program, and/or any Supplemental Plan(s), as applicable, shall first be reduced until no portion of the Total Payments is not deductible as a result of Section 280G of the Code (and/or not subject to the excise tax imposed under Section 4999 of the Code) or the benefits payable under this Program, or any Supplemental Plan(s), as applicable, have been reduced to zero. If a Participant is entitled to a benefit under more than one (1) of the plans referred to in the previous sentence, then the reduction shall be applied first to the plan (or plans) in which the Participant is not then actively participating as of the date of the change of control in the order determined by the Committee in its sole discretion. If any further reduction is necessary, the benefits payable under the Plan shall be reduced under the terms of the Plan, and then, if necessary, the benefits payable under the EDCP shall be reduced under the terms of that plan. The reduction in benefits payable under this Program, if any, shall be determined by reducing the Vested Percentage of the Participant’s Vested Accrued Benefit. In determining the amount of the reduction, if any, under this Program: (a) no portion of the Total Payments which the Participant has waived in writing prior to the date of the payment of benefits under this Plan shall be taken into account, (b) no portion of the Total Payments which tax counsel, selected by Sysco’s independent auditors and reasonably acceptable to the Participant (“Tax Counsel”), determines not to constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code shall be taken into account (including, without limitation, amounts not treated as a “parachute payment” as a result of the application of Section 280G(b)(4)(A)), (c) no portion of the Total Payments which Tax Counsel, determines to be reasonable compensation for services rendered within the meaning of Section 280G(b)(4)(B) of the Code will be treated as an “excess parachute payment” in the manner provided by Section 280G(b)(4)(B), and (d) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by Sysco’s independent auditors in accordance with Sections 280G(d)(3) and (4) of the Code. Notwithstanding anything herein or otherwise to the contrary, the Compensation Committee of the

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Board of Directors, may, within its sole discretion and pursuant to an agreement approved by the Compensation Committee, waive application of this Section 7.5, when it determines that specific situations warrant such action.
     7.6 Claims Procedure. Any person who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (including this Program) (referred to hereinafter as a “Claimant”) must file a written request for such benefit with the Committee; provided, however, that any claim involving entitlement to, the amount of or the method or timing of payment of a benefit affected by a Change of Control shall be governed by mandatory arbitration under Section 7.6(e) of this Program. Such written request must set forth the Claimant’s claim and must be addressed to the Committee at the Company’s principal office.
          (a) Initial Claims Decision. The Committee shall generally provide written notice to the Claimant of its decision within ninety (90) days after the claim is filed with the Committee; provided, however, that the Committee may have up to an additional ninety (90) days to decide the claim, if the Committee determines that special circumstances require an extension of time to decide the claim, and the Committee advises the Claimant in writing of the need for an extension (including an explanation of the special circumstances requiring the extension) and the date on which it expects to decide the claim.
          (b) Appeals. A Claimant may appeal the Committee’s decision by submitting a written request for review to the Committee within sixty (60) days after the earlier of receiving the denial notice or after expiration of the initial review period. Such written request must be addressed to the Committee at the Company’s principal office. In connection with such request, the Claimant (and his or her authorized representative, if any) may review any pertinent documents upon which the denial was based and may submit issues and comments in writing for consideration by the Committee. If the Claimant’s request for review is not received within the earlier of sixty (60) days after receipt of the denial or after expiration of the initial review period, the denial shall be final, and the Claimant shall be barred and estopped from challenging the Committee’s determination.
          (c) Decision Following Appeal. The Committee shall generally make its decision on the Claimant’s appeal in writing within sixty (60) days following its receipt of the Claimant’s request for appeal; provided, however, that the Committee may have up to an additional sixty (60) days to decide the claim, if the Committee determines that special circumstances require an extension of time to decide the claim and the Committee advises the Claimant in writing of the need for an extension (including an explanation of the special circumstances requiring the extension) and the date on which it expects to decide the claim. The Committee shall notify the Claimant of its decision on the Claimant’s appeal in writing, regardless of whether the decision is adverse.
          (d) Decisions Final; Procedures Mandatory. A decision on appeal by the Committee shall be binding and conclusive upon all persons, and completion of the claims procedures described in this Section 7.6 shall be a precondition to commencement of mandatory and binding arbitration set forth in Section 7.6(e) below. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, waive the procedures described in Sections 7.6(a) through 7.6(c) of this Program as a precondition to mandatory and binding arbitration set forth in Section 7.6(e) below.

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          (e) Mandatory and Binding Arbitration. Any dispute that in any way relates to the Plan (including this Program), including, without limitation, any benefit allegedly due under the Plan (including this Program) or that is the subject of any forfeiture decision under the Plan (including this Program), shall be submitted to mandatory and binding arbitration before the American Arbitration Association (“AAA”), in accordance with the Employee Benefit Plan Claims Arbitration Rules established by the AAA, at the sole and exclusive jurisdiction of the AAA’s regional office for the State of Delaware. The arbitrator shall be selected by permitting the Company and the Participant to strike one name each from a panel of three names obtained from the AAA from its panel of Employee Benefit Plan Claims Arbitrators. The person whose name is remaining shall be the arbitrator. The arbitrator shall determine the extent of discovery, if any, that is needed to resolve the dispute after hearing the positions of each party regarding the need for discovery. The arbitrator shall be bound to apply the laws of the State of Delaware to resolve any dispute without regard for any conflict of law principles, as each Participant acknowledges that the Company is organized under the laws of the State of Delaware. The decision of the arbitrator shall be final and binding on both parties.

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ARTICLE VIII
ADMINISTRATION
     8.1 Committee Appointment. The Committee shall be appointed by the Board of Directors or its designee. Each Committee member shall serve until his or her resignation or removal. The Board of Directors, or its designee, shall have the sole discretion to remove any one or more Committee members and appoint one or more replacement or additional Committee members from time to time.
     8.2 Committee Organization and Voting. The organizational structure and voting responsibilities of the Committee shall be as set forth in the bylaws of the Committee.
     8.3 Powers of the Committee. The Committee shall have the exclusive responsibility for the general administration of the Plan (including this Program) according to the terms and provisions of the Plan (including this Program) and shall have all powers necessary to accomplish those purposes, including but not by way of limitation the right, power and authority:
          (a) to make rules and regulations for the administration of the Plan (including this Program);
          (b) to construe all terms, provisions, conditions and limitations of the Plan (including this Program);
          (c) to correct any defect, supply any omission or reconcile any inconsistency that may appear in the Plan (including this Program) in the manner and to the extent it deems expedient to carry the Plan (including this Program) into effect for the greatest benefit of all parties at interest;
          (d) subject to Section 7.3(c) of this Program, to resolve all controversies relating to the administration of the Plan (including this Program), including but not limited to:
               (i) differences of opinion arising between the Company and a Participant in accordance with Sections 7.6(a) through 7.6(c) of this Program, except when the difference of opinion relates to the entitlement to, the amount of or the method or timing of payment of a benefit affected by a Change of Control, in which event, such difference of opinion shall be decided by mandatory and binding arbitration under Section 7.6(e) of this Program; and
               (ii) any question it deems advisable to determine in order to promote the uniform administration of the Plan (including this Program) for the benefit of all parties at interest; and
          (e) to delegate by written notice any plan administration duties of the Committee to such individual members of the Committee, individual employees of the Company, or groups of employees of the

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Company, as the Committee determines to be necessary or advisable to properly administer the Plan (including this Program). The Committee hereby expressly delegates to the Chief Executive Officer and/or the Chief Operating Officer of Sysco the Committee’s discretionary authority with respect to the following: (i) excluding an otherwise eligible MIP participant from participating in this Program pursuant to Section 2.1 of this Program; and (ii) subsequently including an otherwise eligible MIP participant described in clause (i), above, including determining the period (if any) over which such previously excluded MIP participant will be eligible to accrue benefits under this Program pursuant to Section 4.1(a)(iii)(E) of this Program; provided however, that the Chief Executive Officer’s and Chief Operating Officer’s discretionary authority under this Program shall not apply to the extent such decision is with respect to an executive officer of Sysco.
     8.4 Committee Discretion. The Committee has the sole power and authority to administer the Plan (including this Program), and any decision made by, or action taken by, the Committee in good faith shall be final and binding on all parties, subject to the provisions of Sections 7.6(a) through 7.6(c) of this Program. Notwithstanding the foregoing, Committee decisions or actions during the Change of Control Period are subject to mandatory and binding arbitration pursuant to Section 7.6(e) of this Program.
     8.5 Reimbursement of Expenses. The Committee shall serve without compensation for their services but shall be reimbursed by Sysco for all expenses properly and actually incurred in the performance of their duties under the Plan (including this Program).
     8.6 Indemnification. To the extent permitted by law, members of the Board of Directors, members of the Committee, employees of the Company, and all agents and representatives of the Company shall be indemnified by the Company, and saved harmless against any claims resulting from any action or conduct relating to the administration of the Plan (including this Program), except claims arising from gross negligence, willful neglect or willful misconduct.

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ARTICLE IX
ADOPTION BY SUBSIDIARIES
     9.1 Procedure for and Status after Adoption. Any Subsidiary may, with the approval of the Committee, adopt this Program by appropriate action of its board of directors. The terms of this Program shall apply separately to each Subsidiary adopting this Program and its Participants in the same manner as is expressly provided for Sysco and its Participants except that the powers of the Board of Directors and the Committee under this Program shall be exercised by the Board of Directors of Sysco or the Committee, as applicable. Sysco and each Subsidiary adopting this Program shall bear the cost of providing Program benefits for its own Participants. Sysco shall initially pay the costs of the Program each Plan Year. However, each adopting Subsidiary shall then be billed back for the actuarially determined costs pertaining to it in accordance with the appropriate Financial Accounting Standards Board pronouncements. It is intended that the obligation of Sysco and each Subsidiary with respect to its Participants shall be the sole obligation of the Company that is employing the Participant and shall not bind any other Company.
     9.2 Termination of Participation by Adopting Subsidiary. Any Subsidiary adopting this Program may, by appropriate action of its board of directors, terminate its participation in this Program. The Committee may, in its sole discretion, also terminate a Subsidiary’s participation in this Program at any time. The termination of the participation in this Program by a Subsidiary shall not, however, affect the rights of any Participant who is working or has worked for the Subsidiary as to benefits previously accrued by the Participant under this Program without his consent.

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ARTICLE X
AMENDMENT AND/OR TERMINATION
     10.1 Amendment or Termination of this Program. The Board of Directors, the Committee, or their designees, may amend this Program at any time by an instrument in writing without the consent of any adopting Company; provided, however, that authority to terminate this Program or to make any amendment to this Program that would have a significant financial statement or benefit impact on the Company shall be reserved to the Board of Directors or its designee. Notwithstanding the foregoing, in no event shall the Board of Directors have the authority to terminate this Program during the two (2) year period following a Change of Control.
     10.2 No Retroactive Effect on Awarded Benefits.
          (a) General Rule. Absent a Participant’s prior consent, no amendment to this Program shall affect the rights of such Participant to his Vested Accrued Benefit as of the date of such amendment (“Minimum Vested Accrued Benefit”) or shall change such Participant’s rights under any provision relating to a Change of Control after a Change of Control has occurred.
          (b) Determination of Minimum Vested Accrued Benefit. For purposes of calculating a Participant’s Minimum Vested Accrued Benefit as of the date of an amendment to this Program:
               (i) The Determination Date of the Vested Accrued Benefit under Section 4.3 of this Program shall be the effective date of the amendment with the exception of the Vested Percentage, which shall be determined as of the date of the distribution event.
               (ii) On and after the effective date of such amendment, for purposes of vesting under Article III of this Program and the Benefit Commencement Date under Section 4.1(c) of this Program, a Participant shall continue to be awarded years of Vesting Service and age credit until such Participant’s termination of employment with Sysco and its Subsidiaries.
          (c) Benefits on or after the Amendment. Notwithstanding the provisions of this Section 10.2, the Board of Directors retains the right at any time to (i) change in any manner or to discontinue the death benefit provided in Article VI of this Program, except during the four (4) year period following a Change of Control for those persons who at that time were covered by the death benefit, and (ii) to change in any manner the benefit under Article IV of this Program, provided such benefit is not less than the Minimum Vested Accrued Benefit as of the date of any such amendment.
     10.3 Effect of Termination. Upon termination of this Program, the following provisions shall apply:
          (a) With respect to benefits that become payable as a result of a distribution event on or after the effective date of this Program’s termination, a Participant’s: (i) Compensation after the earlier of the date

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specified in Section 4.1(d) of this Program or the date of this Program’s termination shall not be included in determining the Participant’s Eligible Earnings; and (ii) Three-Year Final Average Compensation under Article VI of this Program shall be determined as of the earlier of the date specified under Section 6.1(c) of this Program or the date of this Program’s termination.
          (b) The Board of Directors or its designee may, in its sole discretion, authorize distributions to Participants as a result of this Program’s termination, provided all of the following conditions are satisfied:
               (i) All deferred compensation arrangements sponsored by the Company that would be aggregated with the this Program (which may include the Program) under Section 1.409A-1(c) of the Treasury Regulations (or any corresponding provision of succeeding law) if the Participant participated in such arrangements are terminated;
               (ii) No distributions other than distributions that would be payable under the terms of this Program if the termination had not occurred are made within twelve (12) months of the termination of this Program;
               (iii) All distributions of all benefits to be provided hereunder are paid within twenty-four (24) months of the termination of this Program; and
               (iv) The Company does not adopt a new deferred compensation arrangement at any time within three (3) years following the date of the termination of this Program that would be aggregated with this Program under Section 1.409A-1(c) of the Treasury Regulations (or any corresponding provision of succeeding law) if the Participant participated in this Program and the new arrangement.
          (c) Except as otherwise provided in Section 10.3(a) and 10.3(b) above, on and after the effective date of this Program’s termination, (i) this Program shall continue to be administered as it was prior to this Program’s termination, (ii) all retirement benefits accrued prior to the date of termination shall be payable only under the conditions, at the time, and in the form then provided in this Program, (iii) no Participant shall be entitled to Program benefits solely as a result of this Program’s termination in accordance with the provisions of this Article X, and (iv) the forfeiture provisions of Sections 7.3 and 7.4 of this Program, and the restrictions set forth in Section 7.5 of this Program shall continue in effect.

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ARTICLE XI
FUNDING
     11.1 Payments Under The Plan (including this Program) are the Obligation of the Company. The Company last employing a Participant shall pay the benefits due the Participants under the Plan (including this Program); however, should it fail to do so when a benefit is due, then, except as provided in Section 11.5, the benefit shall be paid by the trustee of that certain trust agreement by and between the Company and JPMorgan Chase Bank, with respect to the funding of the Plan (including this Program). In any event, if the trust fails to pay for any reason, the Company still remains liable for the payment of all benefits provided by the Plan (including this Program).
     11.2 Plan May Be Funded Through Life Insurance Owned by the Company or a Rabbi Trust. It is specifically recognized by both the Company and the Participants that the Company may, but is not required to, purchase life insurance so as to accumulate assets to fund the obligations of the Company under the Plan (including this Program), and that the Company may, but is not required to contribute any policy or policies it may purchase and any amount it finds desirable to a trust established to accumulate assets sufficient to fund the obligations of all of the Companies under the Plan (including this Program). However, under all circumstances, the Participants shall have no rights to any of those policies; and, likewise, under all circumstances, the rights of the Participants to the assets held in the trust shall be no greater than the rights expressed in the Plan (including this Program) and the trust agreement. Nothing contained in the trust agreement which creates the funding trust shall constitute a guarantee by any Company that assets of the Company transferred to the trust shall be sufficient to pay any benefits under the Plan (including this Program) or would place the Participant in a secured position ahead of general creditors should the Company become insolvent or bankrupt. Any trust agreement prepared to fund the Company’s obligations under the Plan (including this Program) must specifically set out these principles so it is clear in that trust agreement that the Participants in the Plan (including this Program) are only unsecured general creditors of the Company in relation to their benefits under the Plan (including this Program).
     11.3 Reversion of Excess Assets. Any Company may, at any time, request the actuary, who last performed the annual actuarial valuation of the Pension Plan, to determine the present value of the Vested Accrued Benefit assuming the Vested Accrued Benefit to be fully vested (whether it is or not), as of the end of the Plan Year coincident with or last preceding the request, of all Participants and Beneficiaries of deceased Participants for which all Companies are or will be obligated to make payments under the Plan (including this Program). If the fair market value of the assets held in the trust, as determined by the Trustee as of that same date, exceeds the total of the Vested Accrued Benefits of all Participants and Beneficiaries under the Plan (including this Program) by 25%, any Company may direct the trustee to return to such Company its proportionate part of the assets which are in excess of 125% of the Vested Accrued Benefits under the Plan (including this Program). Each Company’s share of the excess assets shall be the Participants’ present value of the Vested Accrued Benefit under the Plan (including this Program) earned while in the employ of that Company as compared to the total of the present value of the Vested Accrued Benefits earned by all Participants under the Plan (including this Program) times the excess assets. For this purpose,

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the present value of the Vested Accrued Benefit under the Plan (including this Program) shall be calculated using the data for the preceding Plan Year brought forward using the assumptions used to determine the actuarially determined costs according to the appropriate Financial Accounting Standards Board pronouncements. If there has been a Change of Control, to determine excess assets, all contributions made prior to the Change of Control shall be subtracted from the fair market value of the assets held in the trust as of the determination date but before the determination is made.
     11.4 Participants Must Rely Only on General Credit of the Company. The Company and the Participants recognize that the Plan (including this Program) is only a general corporate commitment, and that each Participant is merely an unsecured general creditor of the Company with respect to any of the Company’s obligations under the Plan (including this Program), even if the Company establishes a rabbi trust to fund all or a part of its obligations under the Plan (including this Program).
     11.5 Funding of Benefits for Participants Subject to Canadian Income Tax Laws is Prohibited. No Company employing a Participant whose income is subject to the Canadian tax laws shall be permitted to fund its obligation to that person through any rabbi trust, fund, sinking fund, or other financial vehicle even though under applicable law the assets held to fund the obligation are still subject to the general creditors of the Company.

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ARTICLE XII
MISCELLANEOUS
     12.1 Responsibility for Distributions and Withholding of Taxes. The Committee shall furnish information, to the Company last employing the Participant, concerning the amount and form of distribution to any Participant entitled to a distribution so that the Company may make or cause the Rabbi Trust to make the distribution required. The Committee shall also calculate the deductions from the amount of the benefit paid under the Plan (including this Program) for any taxes required to be withheld by federal, state, local, or foreign government and shall cause them to be withheld.
     12.2 Limitation of Rights. Nothing in the Plan (including this Program) shall be construed:
          (a) to give a Participant any right with respect to any benefit except in accordance with the terms of the Plan (including this Program);
          (b) to limit in any way the right of Sysco or a Subsidiary to terminate a Participant’s employment;
          (c) to evidence any agreement or understanding, expressed or implied, that Sysco or a Subsidiary shall employ a Participant in any particular position or for any particular remuneration; or
          (d) to give a Participant or any other person claiming through him any interest or right under the Plan (including this Program) other than that of any unsecured general creditor of the Company.
     12.3 Benefits Dependent Upon Compliance with Certain Covenants. The benefits provided to a Participant under this Program by the Company are dependent upon the Participant’s full compliance with the covenants set forth in Section 7.4 of this Program.
     12.4 Distributions to Incompetents or Minors. Should a Participant become incompetent or should a Participant designate a Beneficiary who is a minor or incompetent, the Committee is authorized to pay the funds due to the parent of the minor or to the guardian of the minor or incompetent or directly to the minor or to apply those funds for the benefit of the minor or incompetent in any manner the Committee determines in its sole discretion.
     12.5 Nonalienation of Benefits. No right or benefit provided under the Plan (including this Program) is subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge by the Participant, except upon his death to a named Beneficiary as provided in the Plan (including this Program). If any Participant or any Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under the Plan (including this Program), that right or benefit shall, in the discretion of the Committee, be forfeited. In that event, the Committee may have the Company hold or apply the right or benefit or any part of it to the benefit of the Participant or Beneficiary, his or her spouse, children or other dependents or any

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of them in any manner and in any proportion the Committee believes to be proper in its sole and absolute discretion, but is not required to do so.
     12.6 Reliance upon Information. The Committee shall not be liable for any decision or action taken in good faith in connection with the administration of the Plan (including this Program). Without limiting the generality of the foregoing, any decision or action taken by the Committee when it relies upon information supplied it by any officer of the Company, the Company’s legal counsel, the Company’s actuary, the Company’s independent accountants or other advisors in connection with the administration of the Plan (including this Program) shall be deemed to have been taken in good faith.
     12.7 Amendment Applicable to Active Participants Only Unless it Provides Otherwise. No benefit which has accrued to any Participant who has died, retired, become disabled or separated or who is a Frozen Participant prior to the execution of an amendment shall be changed in amount or subject to any adjustment provided in that amendment unless the amendment specifically provides that it shall apply to those persons and it does not have the effect of reducing those persons’ Vested Accrued Benefits as then fixed without their consent.
     12.8 Severability. If any term, provision, covenant or condition of the Plan (including this Program) is held to be invalid, void or otherwise unenforceable, the rest of the Plan (including this Program) shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.
     12.9 Notice. Any notice or filing required or permitted to be given to the Committee or a Participant shall be sufficient if in writing and hand delivered or sent by U.S. mail to the principal office of the Company or to the residential mailing address of the Participant. Notice shall be deemed to be given as of the date of hand delivery or if delivery is by mail, as of the date shown on the postmark.
     12.10 Gender and Number. If the context requires it, words of one gender when used in the Plan (including this Program) shall include the other genders, and words used in the singular or plural shall include the other.
     12.11 Governing Law. The Plan (including this Program) shall be construed, administered and governed in all respects by the laws of the State of Delaware. Consistent with Section 7.6(e) of this Program, the Participant and the Company agree that subject to the provisions of Sections 7.6(a) through 7.6(c) of this Program, the sole and exclusive jurisdiction for any dispute under this Program shall lie with the AAA’s regional office for the State of Delaware, and the parties hereby waive any jurisdictional or venue-related defense to conducting arbitration at this location.
     12.12 Effective Date. This Program is effective as of June 27, 2009.

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     12.13 Compliance with Section 409A. The Plan (including this Program) is intended to comply with Section 409A of the Code in both form and operation, and any ambiguities herein shall be interpreted, to the extent possible, in a manner that complies with Section 409A of the Code.

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     IN WITNESS WHEREOF, Sysco has executed this document on this September 24, 2009, effective as of June 27, 2009.

SYSCO CORPORATION

By:	/s/ Michael C. Nichols

Name:	Michael C. Nichols
Title:	Sr. Vice President, General Counsel and Corporate Secretary

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EXHIBIT A
TO THE
FIRST AMENDED AND RESTATED
SYSCO CORPORATION
MIP RETIREMENT PROGRAM
SUPPLEMENTAL PLANS
Non-qualified defined benefit plans
None
Non-qualified defined contribution plans
Sysco Corporation Canadian Executive Capital Accumulation Plan

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EXHIBIT B
TO THE
FIRST AMENDED AND RESTATED
SYSCO CORPORATION
MIP RETIREMENT PROGRAM
DEATH BENEFIT ADJUSTMENTS
1. Non-Qualified Defined Contribution Plans Listed on Exhibit A. The following adjustments shall be made to the death benefits payable under this Program, in the event the Participant is participating in one or more non-qualified defined contribution plans listed on Exhibit A of this Program:
     (a) Adjustment to Death Benefit Payable from this Program under Section 6.2. The death benefit payable to a Participant’s Beneficiary pursuant to Section 6.2 shall be reduced in recognition of the death benefit payable from the applicable non-qualified defined contribution plan(s). The amount of the reduction shall equal the annual benefit payable for ten (10) years certain that could be provided on an Actuarially Equivalent basis by the account balance payable as a death benefit under the applicable non-qualified defined contribution plan(s).
     (b) Adjustment to Death Benefit Payable from this Program under Section 6.3. If the applicable death benefit under Section 6.3 is based on the value determined under Section 6.3(a)(i), the death benefit payable to a Participant’s Beneficiary under this Program shall be reduced in recognition of the death benefit payable from the applicable non-qualified defined contribution plan(s). The amount of the reduction shall equal the monthly benefit payable for ten (10) years certain and life thereafter that could be provided on an Actuarially Equivalent basis by the account balance payable as a death benefit under the applicable non-qualified defined contribution plan(s).

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